Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 11, 2014, by and among Baxano Surgical, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.          The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of subordinated convertible debentures of the Company, in substantially the form attached hereto as Exhibit A (the “Debentures”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate principal amount for all Purchasers together shall be $9,993,680.00), which Debentures shall be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”)(as converted, the “Conversion Shares”) in accordance with the terms of the Debentures and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to acquire up to that number of additional shares of Common Stock set forth below such Purchaser’s name on the signature page of this Agreement, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to issuance of the Warrants (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants collectively are referred to herein as the “Warrant Shares”).

C.           The Debentures are entitled to interest, amortization payments and certain other amounts, which, at the option of the Company and subject to certain conditions, may be paid in shares of Common Stock (the “Interest Shares”) or in cash.

D.           The Debentures, the Warrants, the Conversion Shares, the Interest Shares, the Warrant Shares and, to the extent applicable, the Alternate Shares (as defined below) collectively are referred to herein as the “Securities”.

E.           The Company has engaged Piper Jaffray & Co. to act as sole lead placement agent and Stifel, Nicolaus and Company as co-agent (together, the “Placement Agents”) for the offering of the Debentures and Warrants on a “best efforts” basis.

F.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Conversion Shares, the Interest Shares and the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their properties or any executive officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an executive officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Alternate Shares” has the meaning set forth in Section 4.15(d)(ii).

“Alternate Subscription” has the meaning set forth in Section 4.15(d)(ii).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(f).

“Cash Payment Cap” means, with respect to any Person, an amount equal to the product of (i) the aggregate maximum permitted amount of cash payments by the Company under the Transaction Documents, as set forth in Section 3(c) of the Subordination Agreement, multiplied by (ii) the quotient of (x) the initial principal amount of the Debentures then held by such Person divided by (y) the aggregate initial principal amount of all Debentures issued pursuant to this Agreement. In the event that such Person is not the initial holder of any Debentures then held by such Person, the amount of the Cash Payment Cap with respect to such Person shall be reduced by the amount of any cash payment of any kind made by the Company to any prior holder of such Debentures under any of the Transaction Documents.

“Closing” means the closing of the purchase and sale of the Debentures and the Warrants pursuant to this Agreement.

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“Closing Bid Price” means, for any security as of any date, (a) the last reported closing bid price per share of Common Stock for such security on the Principal Trading Market, as reported by Bloomberg Financial Markets, or, (b) if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or (c) if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or (d) if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of such security. If the Company and such holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 10 of the Warrants. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Closing Date” means the earlier of (i) the fifth (5th) Trading Day following the date of the Stockholders Meeting or (ii) the Trading Day immediately prior to the Outside Date, provided that all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Board Recommendation” has the meaning set forth in Section 4.15(b).

“Company Counsel” means Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., with offices located at 150 Fayetteville Street, Suite 2300, Raleigh, North Carolina 27601.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” has the meaning set forth in the Recitals.

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“Deadline Date” has the meaning set forth in Section 4.1(f).

“Debentures” has the meaning set forth in the Recitals.

“Debenture Amount” means, with respect to each Purchaser, the aggregate principal amount set forth below such Purchaser’s name on the signature page hereto next to the heading “Aggregate Principal Amount of Debentures to be Acquired”; provided, however, that in the event the Purchaser has elected a Reduced Subscription in accordance with Section 4.15(d)(i), the Debenture Amount shall be deemed to equal the Reduced Subscription Amount.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disclosure Schedules” has the meaning set forth in Section 3.1.

“DTC” has the meaning set forth in Section 4.1(c).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(dd).

“Escrow Account” has the meaning set forth in Section 2.1(c).

“Escrow Agent” has the meaning set forth in Section 2.1(c).

“Escrow Amount” has the meaning set forth in Section 2.1(c).

“Evaluation Date” has the meaning set forth in Section 3.1(t).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDA” has the meaning set forth in Section 3.1(ll).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Governmental Licenses” has the meaning set forth in Section 3.1(ll).

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, and (v) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

“Indemnified Person” has the meaning set forth in Section 4.9.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Interest Shares” has the meaning set forth in the Recitals.

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“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in substantially the form of Exhibit F, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Lock-Up Agreement” has the meaning set forth in Section 2.2(a)(ix).

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement, or (iv) effects arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof.

“Material Contract” means any contract of the Company that has been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(n).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“OFAC” has the meaning set forth in Section 3.1(kk).

“Outside Date” means the ninetieth (90th) day after the date hereof.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agents” has the meaning set forth in the Recitals.

“Press Release” has the meaning set forth in Section 4.5.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Global Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Proposals” has the meaning set forth in Section 4.15(a).

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“Proxy Statement” has the meaning set forth in Section 4.15(a).

“Purchase Price” means the aggregate purchase price for the Debentures and Warrants to be purchased by each Purchaser and shall be the amount set forth below such Purchaser’s name on the signature page of this Agreement on the line titled “Aggregate Purchase Price”.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.9.

“Reduced Subscription” has the meaning set forth in Section 4.15(d)(i)

“Reduced Subscription Amount” has the meaning set forth in Section 4.15(d)(i).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vii).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Share Authorization Approval” has the meaning set forth in Section 4.15(a).

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Approval” has the meaning set forth in Section 4.15(a).

“Stockholders Meeting” has the meaning set forth in Section 4.15(a).

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“Stockholders Meeting Deadline” has the meaning set forth in Section 4.15(a).

“Subordination Agreement” means that certain Subordination Agreement, dated as of March 11, 2014, among the Purchasers, the Company, and Hercules Technology Growth Capital, Inc., as the same may, from time to time, be amended, modified, supplemented, restated or replaced.

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Debentures and the related Warrants purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)” in United States dollars and in immediately available funds; provided, however, that in the event the Purchaser has elected a Reduced Subscription in accordance with Section 4.15(d)(i), the Subscription Amount shall be deemed to equal the Reduced Subscription Amount.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Surviving NDA” has the meaning set forth in Section 4.5.

“Trading Affiliates” has the meaning set forth in Section 3.2(h).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex Equities (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Debentures, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 10150 Mallard Creek Road, Suite 307, Charlotte, North Carolina 28262, and a facsimile number of (718) 765-8743, or any successor transfer agent for the Company.

“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Trading Market as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

“Voting Agreement” has the meaning set forth in Section 4.15(e).

“Warrants” has the meaning set forth in the Recitals.

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“Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE II.
PURCHASE AND SALE

2.1          Closing.

(a)          Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing:

(i)          if the Stockholder Approval has been obtained, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, a Debenture in aggregate principal amount set forth below such Purchaser’s name on the signature page hereto, along with a Warrant to purchase the number of Warrant Shares set forth below such Purchaser’s name on the signature page hereto. The Warrants shall have an exercise price equal to $1.19 per Warrant Share.

(ii)         if the Stockholder Approval has not been obtained by the Stockholder Meeting Deadline, the Company shall (1) issue and sell to each Purchaser that has elected a Reduced Subscription, and such Purchaser shall purchase from the Company, a Debenture in aggregate principal amount equal to the Reduced Subscription Amount and (2) issue to each Purchaser that has elected an Alternate Subscription (or that has been deemed to have elected an Alternate Subscription as a result of such Purchaser’s failure to make an election pursuant to Section 4.15(d)), such Purchaser’s Alternate Shares. For the avoidance of doubt, no Warrants shall be issued by the Company to any Purchaser if Stockholder Approval has not been obtained.

(b)          Closing. The Closing of the purchase and sale of the Debentures and Warrants shall take place at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626 on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)          Form of Payment. Except as may otherwise be agreed to among the Company and one or more of the Purchasers, on or prior to the Business Day immediately prior to the Closing Date, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, to a non-interest bearing escrow account established by the Company and Piper Jaffray & Co., on behalf of the Placement Agents (the “Escrow Account”), with JPMorgan Chase Bank, N.A. (the “Escrow Agent”) (the aggregate amounts received being held in escrow by the Escrow Agent are referred to herein as the “Escrow Amount”). On the date hereof, each Purchaser shall provide to the Company and Piper Jaffray & Co. the information required for the Escrow Agent to establish the Escrow Account as set forth on Exhibit I hereto, and the Company and Piper Jaffray & Co. shall provide to each Purchaser no later than two Business Days prior to the Closing Date the wire transfer information for the Escrow Account. On the Closing Date, (a) the Company and Piper Jaffray & Co., on behalf of the Placement Agents, shall instruct the Escrow Agent to deliver, in immediately available funds, the Escrow Amount constituting the aggregate purchase price as follows: (1) to the Placement Agents, the fees and reimbursable expenses payable to the Placement Agents (which fees and expenses shall be set forth in such instructions), and (2) the balance of the aggregate purchase price to the Company and (b) the Company shall deliver to each Purchaser (1) one or more Debentures in aggregate principal amount equal to the Debenture Amount and (2) if Stockholder Approval has been obtained, one or more Warrants, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Warrant Shares such Purchaser is entitled to purchase as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Underlying Shares Subject to Warrant”, within three (3) Trading Days after the Closing. In the event that Stockholder Approval has not been obtained and a Purchaser has elected an Alternate Subscription in accordance with Section 4.15(d)(ii), such Purchaser shall not be required to make any payment to the Company or the Escrow Agent of any Subscription Amount pursuant to this Section 2.1(c), and the Company shall deliver to such Purchaser on the Closing Date, in lieu of the securities described in the foregoing sentence, such Purchaser’s Alternate Shares. In the event that the Company fails to issue to any Purchaser such Purchaser’s Debentures, Warrants, or Alternate Shares, as applicable (which issuance, for the avoidance of doubt, may be evidenced by facsimile copies of the Debentures, Warrants, and/or stock certificates for the Alternate Shares, as applicable, on the Closing Date, with originals to follow, all as set forth in Section 2.2(ii), Section 2.2(iii) and Section 2.2(iv)), for any reason on the Closing Date, and provided that all other conditions set forth in this Agreement for the issuance of such securities to such Purchaser shall have been satisfied or waived, as the case may be, the Company shall pay to such Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares, Warrant Shares or Alternate Shares (based on the highest VWAP during such period of non-delivery) issuable pursuant to this Agreement, Debentures or Warrants (ignoring for such purposes any conversion or exercise limitations therein) that the Company shall have failed to issue to such Purchaser, $10 per Trading Day for each Trading Day after the Closing Date until such Securities are delivered.

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2.2          Closing Deliveries.   (a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)          this Agreement, duly executed by the Company;

(ii)         if the Stockholder Approval has been obtained or the Purchaser has elected a Reduced Subscription, facsimile copies of one or more Debentures, executed by the Company and registered in the name of such Purchaser as set forth on the Securities Questionnaire included as Exhibit D-2 hereto, in aggregate principal amount equal to the Debenture Amount with the original Debentures delivered within three (3) Trading Days of Closing;

(iii)        if the Stockholder Approval has been obtained, facsimile copies of one or more Warrants, executed by the Company and registered in the name of such Purchaser as set forth on the Securities Questionnaire included as Exhibit D-2 hereto, pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares set forth on such Purchaser’s signature page to this Agreement next to the heading “Underlying Shares Subject to Warrant”, with the original Warrants delivered within three (3) Trading Days of Closing;

(iv)        if the Purchaser has elected an Alternate Subscription, facsimile copies of one or more stock certificates, free and clear of all restrictive and other legends (except as provided in Section 4.1(b) hereof), evidencing such Purchaser’s Alternate Shares, registered in the name of such Purchaser as set forth on the Securities Questionnaire included as Exhibit D-2 hereto, with the original stock certificates delivered within three (3) Trading Days of Closing;

(v)         a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit E, executed by such counsel and addressed to the Purchasers and the Placement Agents;

(vi)        the Registration Rights Agreement;

(vii)       duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent;

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(viii)      a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit G;

(ix)         the Compliance Certificate referred to in Section 5.1(i);

(x)          a Lock-Up Agreement, substantially in the form of Exhibit J hereto (the “Lock-Up Agreement”) executed by each person listed on Exhibit K hereto, and each such Lock-Up Agreement shall be in full force and effect on the Closing Date;

(xi)         a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within three (3) Business Days of the Closing Date;

(xii)        a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each of North Carolina and California, as of a date within three (3) Business Days of the Closing Date;

(xiii)       a certified copy of the certificate of incorporation, as certified by the Secretary of State of the State of Delaware, as of a date within three (3) Business Days of the Closing Date; and

(b)          On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following, with respect to such Purchaser (the “Purchaser Deliverables”):

(i)           this Agreement, duly executed by such Purchaser;

(ii)          its Subscription Amount, in United States dollars and in immediately available funds, by wire transfer to the Escrow Account; provided, however, that no Subscription Amount shall be required to be delivered by any Purchaser that has elected an Alternate Subscription in accordance with Section 4.15(d)(ii).

(iii)         the Registration Rights Agreement, duly executed by such Purchaser;

(iv)        a fully completed and duly executed Selling Stockholder Questionnaire in the form attached as Annex B to the Registration Rights Agreement; and

(v)         a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company, and Securities Questionnaire in the forms attached hereto as Exhibits D-1 and D-2, respectively.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as (i) set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or other representations relating to the subject matter of such disclosures, or (ii) disclosed in the SEC Reports, the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers and to the Placement Agents:

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(a)          Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)          Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation or bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Debentures and the Warrants and the reservation for issuance and the subsequent issuance of the Conversion Shares upon conversion of the Debentures, the Interest Shares (if interest under the Debentures is paid in Interest Shares) and the Warrant Shares upon exercise of the Warrants) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d)          No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Debentures and Warrants and the reservation for issuance and issuance of the Conversion Shares, the Interest Shares and the Warrant Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares, Interest Shares, Warrant Shares and Alternate Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.5 of this Agreement, (vi) the Stockholder Approval and (vii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)           Issuance of the Securities. The Debentures and Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The Conversion Shares issuable upon conversion of the Debentures have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Debentures will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock the number of shares of Common Stock then issuable upon conversion of the Debentures (without taking into account any limitations on the conversion of the Debentures set forth in the Debentures). The Company shall, so long as any of the Debentures or Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Debentures or exercise of the Warrants, the number of shares of Common Stock then issuable upon conversion of the Debentures or exercise of the Warrants (without taking into account any limitations on the conversion of the Debentures or exercise of the Warrants set forth in the Debentures or the Warrants, respectively). Upon the receipt of the Stockholder Approval and the filing of an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, the Company shall reserve from its duly authorized capital stock the number of shares of Common Stock issuable upon payment of interest in Interest Shares under the Debentures and upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). When issued, such Interest Shares and Warrant Shares shall have been duly authorized and will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders.

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(g)          Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g) hereto. The Company has not issued any capital stock since the date of its most recently filed SEC Report. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth on Schedule 3.1(g) or a result of the purchase and sale of the Debentures and Warrants, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Debentures and Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities, other than the Stockholder Approval contemplated herein. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(h)          SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”, and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure to qualify to register the Conversion Shares, the Interest Shares, Warrant Shares and Alternate Shares (if any) for resale on Form S-3 or that would prevent any Purchaser from using Rule 144 to resell any Securities). As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

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(i)          Financial Statements.

(i)          The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent amendment). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(ii)         The financial statements of Baxano, Inc., a Delaware corporation, and the related notes thereto filed as Exhibit 99.2 and Exhibit 99.3 to Amendment No. 1 to the Current Report on Form 8-K filed with the Commission on June 26, 2013 comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent amendment). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Baxano, Inc. as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(iii)        The pro forma financial statements of the Company and the related notes thereto filed as Exhibit 99.4 to Amendment No. 1 to the Current Report on Form 8-K filed with the Commission on June 26, 2013 comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent amendment) and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(iv)        Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the SEC Reports under the Securities Act or the Exchange Act.

(j)          Material Changes. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports. Except for the issuance of the Debentures and Warrants contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

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(k)          Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(l)          Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters, except in each case, matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(m)          Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(n)          Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such Material Permits.

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(o)          Title to Assets. Neither the Company nor any of its Subsidiaries owns any real property. The Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(p)          Patents and Trademarks. To the Company’s Knowledge, the Company and the Subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how and other intellectual property rights and similar rights described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another. To the Company’s Knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have or would reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, all patent applications and patents within the Intellectual Property Rights have been prosecuted with a duty of candor, and there is no material fact known by the Company that would preclude the issuance of patents with respect to said patent applications or that would render any issued patents invalid or unenforceable. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by another Person challenging the Company’s rights in or to any material Intellectual Property Rights, or challenging inventorship, validity or scope of any such Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the technology employed by the Company or its Subsidiaries has been obtained or is being used by the Company or the respective Subsidiary, as applicable, in violation of any contractual obligation binding on the Company or the respective Subsidiary, as applicable, or, to the Company’s Knowledge, any of its executive officers, directors or employees or otherwise in violation of the rights of any Person.

(q)          Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(r)           Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, executive officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

(s)           Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(t)           Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying executive officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying executive officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u)          Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agents with respect to the offer and sale of the Debentures and Warrants (which placement agent fees are being paid by the Company). The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph (u) that may be due in connection with the transactions contemplated by the Transaction Documents.

(v)         Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires provided by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Trading Market.

(w)          Investment Company The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Debentures and Warrants will not be, or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

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(x)          Registration Rights. Other than each of the Purchasers or as set forth in Schedule 3.1(x) hereto, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(y)          Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance in all material respects with all listing and maintenance requirements of the Principal Trading Market on the date hereof.

(z)          Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

(aa)        Disclosure. The Company confirms that it has not provided, and to the Company’s Knowledge, none of its executive officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agents to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.5 hereof. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereto.

(bb)       No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Trading Market.

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(cc)        Tax Matters. The Company and each of its Subsidiaries (i) has accurately and timely prepared and filed (or requested valid extensions thereof) all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to result in a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the Company or any of its Subsidiaries by the taxing authority of any jurisdiction.

(dd)       Environmental Matters. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and there is no pending investigation or, to the Company’s Knowledge, investigation threatened in writing that might lead to such a claim.

(ee)        No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(ff)         Foreign Corrupt Practices. Neither the Company, nor to the Company’s Knowledge, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(gg)       Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(hh)       Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(ii)          Regulation M Compliance.  The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agents in connection with the placement of the Debentures and Warrants.

(jj)          PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(kk)        OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, executive officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ll)          Government Licenses. The Company possesses such permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company as described in the SEC Reports, including without limitation, all such approvals, certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) and/or other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials, medical devices, or biohazardous substances or materials, except where the failure so to possess would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; and the Company has not received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or reasonably be expected to have a Material Adverse Effect. Where required by applicable laws and regulations of the FDA or any foreign regulatory authority, the Company has submitted to the FDA or any foreign regulatory authority any application, or amendment or supplement thereto, for a clinical trial it has conducted or sponsored or is conducting or sponsoring, except where such failure would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA or such foreign regulatory authority with respect to any such submissions, except any deficiencies which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

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(mm)      Shell Company. The Company is not, and was not in the past, an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act).

(nn)       No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(oo)       Use of Form S-3. The Company meets the registration and transaction requirements for use of Form S-3 for the registration of the resale of the Conversion Shares, the Interest Shares, the Warrant Shares and the Alternate Shares by the Purchasers, subject to the Commission’s guidance and interpretations regarding secondary offerings being considered primary offerings.

(pp)       Bad Actor Disqualification. Neither the Company nor any of its directors, executive officers, nor any officer of the Company acting as a Purchaser pursuant to the terms of this Agreement, is or has been, within the periods of time applicable thereunder, subject to any event as set forth in Rule 506(d) under the Securities Act that would disqualify the Company from relying on the exemption afforded by
Regulation D (or any event that would require disclosure if such event occurred prior to September 23, 2013).

(qq)       Ranking of Debentures. Except as set forth on Schedule 3.1(qq), no Indebtedness, as of the Closing, will be senior to, or pari passu with, the Debentures in right of payment.

3.2          Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company and the Placement Agents as follows:

(a)          Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)          No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

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(c)          Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and (i) is acquiring the Debentures, (ii) upon conversion of the Debentures, will acquire the Conversion Shares issuable upon conversion thereof, (iii) will acquire the Interest Shares (to the extent interest under the Debentures is paid in Interest Shares), (iv) is acquiring the Warrants, (v) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof, and (vi) is acquiring the Alternate Shares (to the extent issuable under this Agreement) as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)          Purchaser Status. At the time such Purchaser was offered the Debentures and Warrants, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)          General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)          Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

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(h)          Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company, the Placement Agents or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser's or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

(i)           Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j)           Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Purchaser understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Debentures and Warrants and such Purchaser has not relied on the business or legal advice of the Placement Agents or any of their agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(k)          Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(l)          No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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(m)         Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

(n)         Beneficial Ownership.  The purchase by such Purchaser of the Debentures and Warrants issuable to it at the Closing will not result in such Purchaser (individually or together with any other Person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that such Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that such Closing shall have occurred.

(o)          Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(p)          Accuracy of Accredited Investor Questionnaire.  The Accredited Investor Questionnaire delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement and will be correct as of the Closing Date and the effective date of the Registration Statement; provided, that the Purchaser shall be entitled to update such information by providing written notice thereof to the Company.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

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ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(b)          Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure of such legended Securities. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

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(c)          Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective registration statement registering the Securities for resale, the Purchaser agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall cause Company Counsel to issue to the Transfer Agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days (such third (3rd) Trading Day, the “Legend Removal Date”) following the delivery by a Purchaser to the Company (with notice to the Company) of (i) a legended certificate representing Conversion Shares, Interest Shares, Warrant Shares or Alternate Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) (ii) a Conversion Notice in the manner stated in the Debentures to effect the conversion of such Debenture in accordance with its terms, or (iii) an Exercise Notice in the manner stated in the Warrants to effect the exercise of such Warrant in accordance with its terms, and, in each case, an opinion of counsel to the extent required by Section 4.1(a), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Conversion Shares, Interest Shares, Warrant Shares or Alternate Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d)          Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, in substantially the form of Exhibit F attached hereto (the “Irrevocable Transfer Agent Instructions”); provided, however, that such form shall be appropriately revised in the event that Alternate Shares are issued to any Purchaser. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to the Transfer Agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

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(e)          Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act and applicable law. While the Registration Statement remains effective, each Purchaser hereunder may sell the Conversion Shares, Interest Shares, Warrant Shares or Alternate Shares in accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Conversion Shares, the Interest Shares, the Warrant Shares or the Alternate Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Conversion Shares, Interest Shares, Warrant Shares and Alternate Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Conversion Shares, Interest Shares, Warrant Shares or Alternate Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and the Transfer Agent, and their respective directors, executive officers, employees and agents, may rely on this Section 4.1(e) and each Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(e); provided, that each Purchaser’s indemnification obligation will in no event exceed the net proceeds received by such Purchaser upon a sale of Conversion Shares, Interest Shares, Warrant Shares or Alternate Shares in breach or violation of this Section 4.1(e).

(f)          Buy-In. If the Company shall fail for any reason or for no reason to issue to a Purchaser unlegended certificates within three (3) Trading Days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to such Purchaser, if on or after the Trading Day immediately following such three (3) Trading Day period, such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after such Purchaser’s request promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Purchaser’s total purchase price for such shares over the product of (a) such number of shares of Common Stock, times (b) the Closing Bid Price on the Deadline Date.

4.2          Reservation of Common Stock. The Company shall take all action necessary to at all times during the period the Debentures or Warrants are outstanding have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of shares of Common Stock then issuable upon conversion of the Debentures or exercise of the Warrants issued at the Closing (without taking into account any limitations on conversion of the Debentures or exercise of the Warrants set forth in the Debentures or Warrants, respectively).

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4.3          Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144, until the date that the Securities cease to be Registrable Securities (as defined in the Registration Rights Agreement) (and for no less than twelve (12) months from the Closing), the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

4.4          Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Principal Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5          Securities Laws Disclosure; Publicity. By 9:00 A.M., New York City time, on the Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable Piper Jaffray & Co., on behalf of the Placement Agents, disclosing all material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the fourth (4th) Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the form of Debenture, the form of Warrant and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Principal Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective executive officers, directors, employees or agents, that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information that, by its terms, expressly contemplates that such Purchaser’s confidentiality obligations shall survive the issuance of the Press Release (a “Surviving NDA”). In addition, effective upon the issuance of the Press Release, except with respect to any Surviving NDA executed by a Purchaser, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates or agents, on the one hand, and any of the Purchasers or any of their affiliates, on the other hand, shall terminate. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.5, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

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4.6          Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Securities under the Transaction Documents or under any other written agreement between the Company and the Purchasers; provided, however, that no such Purchaser owns any equity in the Company prior to its purchase of the Securities hereunder.

4.7          Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8          Use of Proceeds. The Company shall use the net proceeds from the sale of the Debentures and Warrants hereunder primarily for the development and launch of its AvanceTM pedicle screw system and for other working capital and general corporate purposes, and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents or (c) the settlement of any outstanding litigation.

4.9          Indemnification of Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of such indemnified liabilities that is permissible under applicable law. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all reasonable fees and expenses relating to such action, proceeding or investigation; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

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4.10        Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Conversion Shares, Interest Shares, Warrant Shares and Alternate Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Conversion Shares, Interest Shares, Warrant Shares and Alternate Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter.

4.11        Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Purchaser. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

4.12        Delivery of Debentures and Warrants After Closing. The Company shall deliver, or cause to be delivered, the respective Debentures and Warrants purchased by each Purchaser to such Purchaser within three (3) Trading Days of the Closing Date.

4.13        Short Sales and Confidentiality After The Date Hereof. Such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4.5 or (ii) this Agreement is terminated in full pursuant to Section 6.18. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.5, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and Disclosure Schedules. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.5. Notwithstanding the foregoing, in the event that a Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Moreover, notwithstanding the foregoing, in the event that a Purchaser has sold Securities pursuant to Rule 144 prior to the Effective Date of the initial Registration Statement and the Company has failed to deliver certificates without legends prior to the settlement date for such sale (assuming that such certificates meet the requirements set forth in Section 4.1(c) for the removal of legends), the provisions of this Section 4.13 shall not prohibit the Purchaser from entering into Net Short Sales for the purpose of delivering shares of Common Stock in settlement of such sale.

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4.14        Subsequent Equity Sales. From the date hereof until thirty (30) days after the earlier of (i) one hundred eighty (180) days following the Closing Date or (ii) the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents; provided, however, the thirty (30) day period set forth in this Section 4.14 shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by the Principal Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Conversion Shares, Interest Shares, Warrant Shares and Alternate Shares. Notwithstanding the foregoing, in no event shall this Section 4.14 prohibit the Company from issuing shares of Common Stock or Common Stock Equivalents (i) upon the exercise of any options or warrants outstanding on the date hereof, (ii) upon the conversion of the Debentures or in payment of interest pursuant to the Debentures, (iii) upon the exercise of the Warrants, (iv) to employees, directors or consultants pursuant to any stock option or equity incentive or employee stock purchase plan, or (v) between the date hereof and the Closing Date, pursuant to that certain Purchase Agreement, dated as of December 3, 2013, between the Company and Lincoln Park Capital Fund, LLC.

4.15        Proxy Statement; Stockholder Meeting; Voting Agreements.

(a)          On or before the sixtieth (60th) day following the date of this Agreement (the “Stockholders Meeting Deadline”), the Company shall hold a meeting of its stockholders (which meeting may be an annual or special meeting) (the “Stockholders Meeting”) at which the Company shall seek, and use its best efforts to obtain, approval from the Company’s stockholders for: (i) the increase of the Company’s authorized shares of Common Stock from 75,000,000 to at least 150,000,000 (the “Share Authorization Approval”), provided that such proposal shall also expressly indicate that a portion of such additional shares shall be used to satisfy the Company’s obligations to issue Conversion Shares and Interest Shares under the Debentures and issue Warrant Shares under the Warrants, for purposes of NASDAQ Listing Rule 5635(d) and (ii) issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (together, the “Proposals,” and such affirmative approval of all of such matters being generally referred to herein as the “Stockholder Approval”).  In connection therewith, the Company will prepare and promptly file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company.  Each Purchaser shall promptly furnish in writing to the Company such information relating to such Purchaser and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement.  The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading.  If the Company should discover at any time prior to the Stockholders Meeting, any event relating to the Company or the Subsidiary or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the Exchange Act, the Company will promptly inform the Purchasers thereof.

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(b)          Subject to its fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company’s Board of Directors shall recommend to the Company’s stockholders that the stockholders vote in favor of the Proposals (the “Company Board Recommendation”) and take all commercially reasonable action to solicit the approval of the stockholders for the Proposals unless the Board of Directors shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of the immediately succeeding sentence.  Whether or not the Company’s Board of Directors modifies, amends or withdraws the Company Board Recommendation pursuant to the immediately preceding sentence, the Company shall, in accordance with Section 146 of the Delaware General Corporation Law and the provisions of its Certificate of Incorporation and Bylaws, (i) take all action necessary to convene the Stockholders Meeting on or prior to the Stockholders Meeting Deadline, to consider and vote upon the approval of the Proposals and (ii) submit the Proposals at the Stockholders Meeting to the stockholders of the Company for their approval.

(c)          The Company and the Purchasers hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party to perform any of its obligations set forth in this Section 4.15. Therefore, the Purchasers shall have the right to specific performance of such obligations, and if the Purchasers shall institute any action or proceeding to enforce the provisions hereof, the Company hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

(d)          If the Stockholder Approval is not obtained at the Stockholders Meeting, each Purchaser may, by written notice delivered to the Company within three (3) Business Days following the date of the Stockholders Meeting, elect either (but not both) of the following; provided, however, that if a Purchaser fails to make such an election within such period, such Purchaser shall be deemed to have elected an Alternate Subscription:

(i)          To purchase from the Company one or more Debentures in any aggregate principal amount, and for an aggregate purchase price, up to and including the amount indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)” (such election, a “Reduced Subscription” and such amount, the “Reduced Subscription Amount”); or

(ii)         To receive shares of the Company’s Common Stock in an amount equal to the quotient of (x) ten percent (10%) of the amount indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount),” divided by (y) ninety percent (90%) of the Closing Bid Price on the Trading Day immediately prior to the Stockholders Meeting (such election, an “Alternate Subscription,” and any such shares of Common Stock, the “Alternate Shares”). The Alternate Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders.

(e)          On or before the fifth (5th) Business Day following the date of this Agreement, the Company shall deliver to each Purchaser the Voting Agreement, substantially in the form of Exhibit L hereto (the “Voting Agreement”) executed by each person listed on Schedule I thereto, and each such Voting Agreement shall be in full force and effect on the date of the Stockholders Meeting;

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4.16        Cash Payment Cap; Subordination. Notwithstanding anything contained herein or in any other of the Transaction Documents to the contrary, while the Senior Indebtedness (as defined in the Debentures) is outstanding, (i) the Company shall not make, or be required to make, any cash payment of any kind to any Person under any of the Transaction Documents to the extent that such cash payment, when aggregated with all other cash payments to such Person under the Transaction Documents, would exceed such Person’s Cash Payment Cap and (ii) to the extent that any provision of the Subordination Agreement conflicts with any provision of any of the Transaction Documents, such provision of the Subordination Agreement shall control. To the extent that any cash payment otherwise required to be paid by the Company to any Person pursuant to any of the Transaction Documents is not payable as a result of the application of the foregoing sentence, such payment shall be accrued and held in abeyance for such Person until such time as the Senior Indebtedness is no longer outstanding.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1          Conditions Precedent to the Obligations of the Purchasers to Purchase Securities. The obligation of each Purchaser to acquire Debentures and Warrants at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)          Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f)           Listing. The NASDAQ Global Market shall have approved the listing of additional shares application for the Conversion Shares, Interest Shares, Warrant Shares and Alternate Shares, to the extent applicable.

(g)          No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

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(h)          Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(i)           Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit H.

(j)           Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

5.2          Conditions Precedent to the Obligations of the Company to sell Securities. The Company's obligation to sell and issue the Debentures and Warrants at the Closing to each Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)          Representations and Warranties. The representations and warranties made by the Purchasers in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)          Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect.

(e)          Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f)          Listing. The NASDAQ Global Market shall have approved the listing of additional shares application for the Conversion Shares, Interest Shares, Warrant Shares and Alternate Shares, to the extent applicable.

(g)          Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

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(h)          Stockholder Approval. Either (i) the Stockholder Approval shall have been obtained and the amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware and become effective or (ii) such Purchaser shall have elected (or been deemed to have elected) a Reduced Subscription or an Alternate Subscription.

ARTICLE VI.
MISCELLANEOUS

6.1          Fees and Expenses. Except as otherwise expressly set forth in the Company’s engagement letter with Piper Jaffray & Co., the Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers. Each Purchaser, severally and not jointly with any other Purchaser, shall be responsible for all other tax liability that may arise as a result of holding or transferring the Securities by it.

6.2          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail or facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail or facsimile at the facsimile number specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Baxano Surgical, Inc.
110 Horizon Drive
Suite 230
Raleigh, North Carolina 27615
Telephone No.: (919) 800-0020
Facsimile No.: (919) 803-3775
Attention: Ken Reali
E-mail: ken.reali@baxsurg.com

With a copy to:	Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
150 Fayetteville Street
Suite 2300
Raleigh, North Carolina 27601
Telephone No.: (919) 821-6714
Facsimile No.: (919) 821-6800
Attention: Margaret Rosenfeld
E-mail: mrosenfeld@smithlaw.com

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If to a Purchaser:	To the address, facsimile number or e-mail address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4          Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least a majority in interest of the Securities still held by Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided, that any amendment, waiver modification or supplement of this Agreement that modifies the Subscription Amount of any Purchaser, the Purchase Price or Section 2.1(a) of this Agreement or causes any such Purchaser to assume any additional liability or material obligation, may be effected only pursuant to a written instrument signed by the Company and such Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

6.5          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6          Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of at least a majority in interest of the Securities still held by Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except (i) each Placement Agent is an intended third party beneficiary of Article III hereof and (ii) each Purchaser Party is an intended third party beneficiary of Section 4.9.

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6.8          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9          Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.10        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and, as applicable, the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and, as applicable, the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

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6.14        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.15        Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16        Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.17        Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsels have chosen to communicate with the Company through Latham & Watkins LLP, counsel to the Placement Agents. Each Purchaser acknowledges that Latham & Watkins LLP has rendered legal advice to the Placement Agents and not to such Purchaser in connection with the transactions contemplated hereby, and that each such Purchaser has relied for such matters on the advice of its own respective counsel. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

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6.18        Termination. This Agreement may be terminated and the sale and purchase of the Debentures and the Warrants abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.18 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.18 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.18, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 6.18, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom. The Company and any Purchaser(s) may extend the term of this Agreement in accordance with the amendment provisions of Section 6.4 hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BAXANO SURGICAL, INC.

By:
Name: Ken Reali
Title: President and Chief Executive Officer

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NAME OF PURCHASER: ____________________________

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount)	$
Aggregate Principal Amount of Debentures to be Acquired	$
Underlying Shares Subject to Warrant
Tax ID

Address for Notice:
__________________________________
__________________________________
__________________________________

Telephone No.:	_______________________

Facsimile No.:	________________________

E-mail Address:	________________________

Attention: _______________________

Delivery Instructions:
(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________

EXHIBITS:

A:	Form of Debenture
B:	Form of Warrant
C:	Form of Registration Rights Agreement
D-1:	Accredited Investor Questionnaire
D-2:	Securities Questionnaire
E:	Form of Opinion of Company Counsel
F:	Form of Irrevocable Transfer Agent Instructions
G:	Form of Secretary’s Certificate
H:	Form of Officer’s Certificate
I:	Information for Escrow Agent/Escrow Account
J:	Form of Lock-Up Agreement
K:	List of Directors and Executive Officers Executing Lock-Up Agreements
L:	Form of Voting Agreement

SCHEDULES:

3.1(a) Subsidiaries

3.1(g) Capitalization

3.1(x) Registration Rights

Exhibit A

Form of Debenture

FORM OF SUBORDINATED CONVERTIBLE DEBENTURE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF, OR PAYMENT OF INTEREST ON, THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES REPRESENTED BY THIS DEBENTURE ARE SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF MARCH [____], 2014, AMONG THE HOLDERS OF THE DEBENTURES, THE COMPANY AND HERCULES TECHNOLOGY GROWTH CAPITAL, INC., A MARYLAND CORPORATION (AS THE SAME MAY, FROM TIME TO TIME, BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR REPLACED, THE “SUBORDINATION AGREEMENT”).

Baxano Surgical, INC.

SUBORDINATED CONVERTIBLE DEBENTURE

Issuance Date: April __, 2014

Original Principal Amount: U.S. $[ ]

     FOR VALUE RECEIVED, Baxano Surgical, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [PURCHASER] or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Subordinated Convertible Debenture (including all Subordinated Convertible Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is one of an issue of Subordinated Convertible Debentures issued pursuant to the Purchase Agreement (as defined below) on the Closing Date (as defined below) (collectively, the “Debentures”, and such other Subordinated Convertible Debentures, the “Other Debentures”, and the holders of the Debentures, including the Holder, the “Holders”)). Certain capitalized terms used herein are defined in Section 31.

1.           PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 24(c)) on such Principal and Interest. Other than as specifically permitted by this Debenture, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2.           INTEREST; INTEREST RATE.

(a)          Interest on this Debenture shall commence accruing on the Issuance Date, shall accrue daily at the Interest Rate on the outstanding Principal amount from time to time, shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound each calendar month (if not timely paid) and shall be payable in arrears on the first (1st) Business Day of each calendar month (each, an “Interest Date”) with the first Interest Date being the first (1st) Business Day of the first (1st) month commencing after the earlier of (i) the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective and (ii) the six (6) month anniversary of the Issuance Date. Interest shall be payable on each Interest Date, to the record holder of this Debenture on the applicable Interest Date, in shares of Common Stock (“Interest Shares”) so long as there then exists no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the Holder, pay Interest on any Interest Date in cash (“Cash Interest”) or in a combination of Cash Interest and Interest Shares. The Company shall deliver a written notice (each, an “Interest Election Notice”) to each holder of the Debentures on or prior to eleventh (11th) Trading Day prior to the applicable Interest Date (the “Interest Notice Due Date”, and such date such notice is delivered to all of the holders, the “Interest Notice Date”) which notice (i) either (A) confirms that Interest to be paid on such Interest Date shall be paid entirely in Interest Shares or (B) elects to pay Interest as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares and (ii) certifies that there has been no Equity Conditions Failure. If an Equity Conditions Failure has occurred as of the Interest Notice Date, then unless the Company has elected to pay such Interest as Cash Interest, the Interest Notice shall indicate that unless the Holder waives the Equity Conditions Failure, the Interest shall be paid as Cash Interest. Notwithstanding anything herein to the contrary, if no Equity Conditions Failure has occurred as of the Interest Notice Date but an Equity Conditions Failure occurs at any time prior to the Interest Date, (x) the Company shall provide the Holder a subsequent notice to that effect and (y) unless the Holder waives the Equity Conditions Failure, the Interest shall be paid in cash. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded down to the nearest whole share, with the Company to pay the fair market value (based on the Closing Sale Price) in Cash Interest) of any fractional shares in cash, in accordance with Section 3(a)) of Common Stock equal to the quotient of (1) the amount of Interest payable on such Interest Date less any Cash Interest paid and (2) the Interest Conversion Price in effect on the applicable Interest Date.

(b)          When any Interest Shares are to be paid on an Interest Date, the Company shall (i) (A) provided that the Company's transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system no later than the close of the second (2nd) Trading Day following the Interest Date, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver by the close of the second (2nd) Trading Day following the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Purchase Agreement or to such address as specified by the Holder in writing to the Company on or before the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled and (ii) with respect to each Interest Date, pay to the Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Interest; provided that such Cash Interest may be paid by check in the event that such Cash Interest is comprised solely of cash payments in lieu of fractional shares.

(c)          Prior to the payment of Interest on an Interest Date, Interest on this Debenture shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i) or upon any redemption in accordance with Section 12. From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to fifteen percent (15.0%) per annum. In the event that such Event of Default is subsequently cured, the automatic increase to the Interest Rate referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3.           CONVERSION OF DEBENTURES. This Debenture shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a)          Conversion Right. Subject to the provisions of Section 3(d), the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)          “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest.

(ii)         “Conversion Price” means, as of any Conversion Date or other date of determination, $[●], subject to adjustment as provided herein.

(c)          Mechanics of Conversion.

(i)          Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any form of Conversion Notice be required. If required by Section 3(c)(iii), within three (3) Trading Days following a conversion of this Debenture as aforesaid, the Holder shall surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Debenture in the case of its loss, theft or destruction as contemplated by Section 19(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and further provided that the Registration Statement is then effective or such shares are freely transferable without restriction under Rule 144 under the Securities Act (such transferability without restriction to be evidenced by an opinion of counsel reasonably satisfactory to the Company) by a Holder who is not an affiliate of the Company, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the conditions set forth in clause (1) are not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee (provided that, if the Registration Statement is not effective and the Holder directs the Company to deliver a certificate for such shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Conversion Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), for the number of shares of Common Stock to which the Holder shall be entitled. If this Debenture is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the Holder (or its designee) a new Debenture (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)         Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (as the case may be) on or prior to the Share Delivery Deadline (a “Conversion Failure”), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the closing bid price of a share of Common Stock on Conversion Date. Furthermore, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to this Section by the Share Delivery Deadline, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of principal amount being converted, ten dollars ($10) per Trading Day (increasing to twenty dollars ($20) per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Deadline until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 4 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii)        Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Debenture and the principal amount of the Debentures held by such Holders (the “Registered Debentures”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the Holders of the Debentures shall treat each Person whose name is recorded in the Register as the owner of a Debenture for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Debenture may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Debenture by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Debentures in the same aggregate principal amount as the principal amount of the surrendered Registered Debenture to the designated assignee or transferee pursuant to Section 19. Notwithstanding anything to the contrary set forth in this Section 3, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted (in which event this Debenture shall be delivered to the Company as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Company shall update the Register to reflect the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(iv)        Failure to Deliver Certificates. If, in the case of any Conversion Notice, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Deadline, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(d)          Limitations on Conversions.

(i)           Beneficial Ownership. Notwithstanding anything to the contrary contained in this Debenture, this Debenture shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Debenture or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder (together with its affiliates) would beneficially own in excess of [4.99]% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Debenture shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Debenture, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Debenture. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Debenture or securities issued pursuant to the Purchase Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of [9.99] % specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Debentures. For the avoidance of doubt, solely with respect to the calculations in this Section 3(d)(i), shares of Common Stock that may not be issued to the Holder pursuant to Sections 3(d)(ii)or 10(b) hereof shall be disregarded for purposes of determining the number of shares of Common Stock issuable upon a conversion or other issuance hereunder until such time, if any, as such applicable restrictions or prohibitions no longer apply.

(ii)         [Principal Market Regulation. The Company shall not issue in excess of an aggregate of [_____]1 shares of Common Stock (as adjusted for stock splits, combinations or similar transactions after the date hereof) (the “Exchange Cap”) upon conversion of the Debentures or otherwise pursuant to the terms of the Debentures, and no Holder shall be issued in the aggregate, upon conversion of any Debentures or otherwise pursuant to the terms of the Debentures, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the original principal amount of Debentures issued to such Holder pursuant to the Purchase Agreement on the Closing Date divided by (2) the aggregate original principal amount of all Debentures issued to the Holders pursuant to the Purchase Agreement on the Closing Date (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Debentures, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Debentures so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s Debentures, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder upon such Holder's conversion in full of such Debentures shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Debentures on a pro rata basis in proportion to the shares of Common Stock underlying the Debentures then held by each such Holder.]2

4.           RIGHTS UPON EVENT OF DEFAULT.

(a)          Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)          the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be filed with the SEC on or prior to the date that is ten (10) days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is thirty (30) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) and the Holder does not then have the right to sell all of such Holder’s Registrable Securities without restriction pursuant to Rule 144 (including, without limitation, volume limitations);

1 Insert 19.99% of outstanding shares prior to signing date.

2 Include if Stockholder Approval has not been obtained.

(ii)         while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and (I) such lapse or unavailability continues for a period of twenty (20) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement)) and (II) any such holder does not then have the right to sell all of such holder’s Registrable Securities without restriction pursuant to Rule 144 (including, without limitation, volume limitations);

(iii)         the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of twenty (20) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period;

(iv)         the Company’s failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) (it being understood that a Conversion Failure or Delivery Failure shall not be deemed to have occurred for purposes of this Section 4(a)(iv) to the extent the Company has complied with the terms and conditions of Sections 3(d) or 10(b) of this Debenture, and paid such applicable cash consideration to the Holder in lieu of such applicable delivery of shares of Common Stock);

(v)         at any time following the tenth (10th) consecutive day after the six months after the Issuance Date that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would then be entitled to receive upon a conversion of the full Conversion Amount of this Debenture (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(vi)         the Company’s or any Subsidiary’s (as defined in the Purchase Agreement) failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Debenture (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest, Late Charges or such other amounts when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(vii)        the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities acquired by the Holder under the Purchase Agreement (including this Debenture) as and when required by such Securities or the Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(viii)       [Intentionally Omitted];

(ix)         bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(x)         the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any secured creditor of the Company or any Subsidiary to commence a Uniform Commercial Code (“UCC”) foreclosure sale or any other similar action under federal, state or foreign law;

(xi)         the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five (45) consecutive days;

(xii)        a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as liability has been accepted by the insurance carrier or the Company provides the Holder a written statement from such indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such indemnity within thirty (30) days of the issuance of such judgment;

(xiii)       either (i) the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) the occurrence of a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company and its Subsidiaries, in the aggregate;

(xiv)       other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches in any material respect any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(xv)        a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied, that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred;

(xvi)       any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 13 of this Debenture;

(xvii)      any Material Adverse Effect (as defined in the Purchase Agreement) occurs;

(xviii)     a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability of any Transaction Document;

(xix)       any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.

(b)          Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Debenture or any Other Debenture, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time during the period commencing on the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default and, solely to the extent the Company has delivered an Event of Default Notice with respect to each such Event of Default then outstanding, and ending on the later of (x) the date all such Events of Default have been cured and (y) the fifth (5th) calendar day following the date of the last Event of Default Notice delivered to the Holder, the Holder may require the Company to redeem all or any portion of this Debenture by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Debenture the Holder is electing to redeem. Each portion of this Debenture subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the fifth (5th) Trading Day prior to the date of the Event of Default Redemption Notice and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Debenture. In the event of the Company’s redemption of any portion of this Debenture under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

5.           RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)         Assumption. If, at any time while this Debenture is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 7(a) below) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon conversion of this Debenture, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon conversion in full of this Debenture without regard to any limitations on exercise contained herein (the “Alternate Consideration”), and the Holder shall no longer have the right to receive any shares of Common Stock upon conversion of this Debenture. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions of an analogous type to any Fundamental Transaction. The Company shall cause any Successor Entity to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture that is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price that applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and that is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(b)         Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

6.          RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.   In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

7.           RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)          Stock Dividends and Splits. If the Company, at any time while this Debenture is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Conversion Price shall be adjusted to a price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date immediately before giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

(b)         Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), then, upon any conversion of this Debenture that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Conversion Shares had the Holder been the record holder of such Conversion Shares immediately prior to such record date.

8.           SUBSEQUENT SALES OF SECURITIES.

(a)          Through and until the one year anniversary of the Issuance Date, if the Company shall issue or sell any shares of Common Stock (as actually issued or, pursuant to paragraph (ii) below, deemed to be issued) for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale, then immediately upon such issue or sale the Exercise Price shall automatically be adjusted to a price equal to the price paid per share in such sale or issue; provided, however, that in no event shall the Conversion Price be adjusted to a price less than $0.50 per share (as the same may be adjusted for any actions described in Sections 7(a) and 7(b) hereof.

(b)          For the purposes of paragraph (a) above, none of the following issuances shall be considered the issuance or sale of Common Stock:

(i)           the issuance of Common Stock upon the conversion of any Convertible Securities outstanding as of the Issuance Date, including the Warrants. “Convertible Securities” shall mean any bonds, debentures, notes or other evidences of indebtedness, and any warrants, shares or any other securities convertible into, exercisable for, or exchangeable for Common Stock, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities;

(ii)          the issuance of shares of Common Stock (or options to purchase shares of Common Stock) to employees or directors of the Company under a stock plan approved by the Company’s Board of Directors (not including the reissuance of shares repurchased by the Company from employees of the Company); and

(iii)         the sale of shares of Common Stock pursuant to that certain Purchase Agreement, dated December 3, 2013, by and between the Company and Lincoln Park Capital Fund, LLC resulting in aggregate gross proceeds, after the Issuance Date, to the Company of up to, but not more than, $5,000,000; and

(iv)        the issuance of the Debentures or Warrants pursuant to the Purchase Agreement, and the issuance of any Securities (as defined in the Purchase Agreement) upon conversion or exercise of, or payment of interest on, any Debentures or Warrants, as applicable.

(c)          For the purposes of paragraph (a) above, the following subparagraphs (i) to (iii), inclusive, shall also be applicable:

(A)         In case at any time the Company shall grant any rights to subscribe for, or any rights or options to purchase, Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share.

(B)         In case at any time the Company shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this paragraph (C), no further adjustment of the conversion price shall be made by reason of such issue or sale.

(C)         In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the board of directors.

9.           NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Purchase Agreement), Bylaws (as defined in the Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture and take all action as may be required to protect the rights of the Holder of this Debenture. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Debenture above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Debenture, and (iii) shall, so long as any of the Debentures are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Debentures then outstanding (without regard to any limitations on conversion).

10.         RESERVATION OF AUTHORIZED SHARES.

(a)          Reservation. The Company shall reserve a number of shares of Common Stock for each of the Debentures equal to 135% (or 100% if the Stockholder Approval has not been obtained) of the entire Conversion Rate with respect to the entire Conversion Amount of each such Debenture as of the Issuance Date. So long as any of the Debentures are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, 135% (or 100% if the Stockholder Approval has not been obtained) of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Debentures then outstanding, provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Debentures and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Debentures based on the original principal amount of the Debentures held by each holder on the Closing Date or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Debentures, each transferee shall be allocated a pro rata portion of such holder’s Authorization Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the principal amount of the Debentures then held by such holders.

(b)          Insufficient Authorized Shares. If, notwithstanding Section 10(a), and not in limitation thereof, at any time while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debentures at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith

11.         REDEMPTIONS.

(a)          Mechanics. If the Company receives an Event of Default Redemption Notice, the Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. In the event of a redemption of less than all of the Conversion Amount of this Note, if requested by Holder, the Company shall promptly cause to be issued and delivered to the Holder a new Debenture (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Debenture representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Debenture, or issue a new Debenture (in accordance with Section 18(d)), to the Holder, and in each case the principal amount of this Debenture or such new Debenture (as the case may be) shall be increased by an amount equal to any accrued and unpaid Late Charges with respect thereto and (z) the Conversion Price of this Debenture or such new Debentures (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the applicable Event of Default Conversion Price. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b)          Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Debentures for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b) or Section 8 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Debentures (including the Holder) based on the principal amount of the Debentures submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

12.         VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Debenture, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Debenture.

13.         COVENANTS. Until this Debenture has been converted, redeemed or otherwise satisfied in accordance with their terms:

(a)          Rank. All payments due under this Debenture (a) shall rank pari passu with all Other Debentures and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than Permitted Senior Indebtedness.

(b)          Incurrence of Indebtedness. Other than Permitted Indebtedness, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, enter into, incur or guarantee, assume or suffer to exist any Indebtedness for borrowed money of any kind, including, but not limited to, a guarantee.

(c)          Existence of Liens. Other than Permitted Liens, the Company shall not, directly or indirectly, enter into, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or hereafter acquired or any interest therein or any income or profits therefrom (collectively, “Liens”).

(d)          Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or cash distribution on any of its capital stock, other than (i) repurchases of stock from former employees, directors, or consultants of the Company under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, (ii) in connection with a reverse stock split, (iii) pursuant to employee, director or consultant repurchase plans or other similar agreements or plans, (iv) dividends paid or distributions made by a Subsidiary to the Company, and (v) payments by the Company in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of equity interests of the Company; provided, however, in the case of clauses (i) and (iii) above the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest.

(e)          Restriction on Transfer of Assets. The Company shall not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any material portion of the assets or rights of the Company owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company that, in the aggregate, do not have a fair market value in excess of $500,000 in any twelve (12) month period, (ii) sales of inventory in the ordinary course of business, (iii) licenses of intellectual property rights of the Company for fair value in an arm’s length transaction in the ordinary course of its business, (iv) sales of non-inventory equipment not needed for the Company’s business to one or more third parties for fair value in an arm’s length transaction, (v) sales of non-inventory equipment to one or more third parties for fair value in an arm’s length transaction, the proceeds of which are used to purchase replacement or other assets useful in the Company’s business within twelve months of such sale, and (vi) without duplication, Permitted Transfers under (and as defined in) the Loan and Security Agreement referred to in the definition of “Permitted Senior Indebtedness.”

(f)          Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of the Subsidiaries to mature or accelerate prior to the Maturity Date.

(g)          Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto.

(h)          Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries (other than TranS1 GmbH) to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of such Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company and such Subsidiaries, taken as a whole.

(i)          Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries (other than TranS1 GmbH) to maintain and preserve, all of its material properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of such Subsidiaries to comply, at all times with the material provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(j)          Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries (other than TranS1 GmbH) to, take all action reasonably necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Purchase Agreement) of the Company and/or any of such Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(k)          Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries (other than TranS1 GmbH) to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(l)          Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof or (ii) if pre-approved by the Audit Committee of the Company’s Board of Directors in accordance with its Charter.

(m)          Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Debentures then outstanding, (i) issue any Debentures (other than as contemplated by the Purchase Agreement and the Debentures) or (ii) issue any other securities that would cause a breach or default under the Debentures or the Warrants.

14.         [Intentionally Omitted]

15.         [Intentionally Omitted]

16.         AMENDING THE TERMS OF THIS DEBENTURE. The Debentures may be amended or supplemented with the consent of the Holders of at least seventy-five percent (75%) in principal amount of the Debentures then outstanding (excluding any Debentures held by the Company or any of its Subsidiaries); provided, however, that without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting Holder): (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Debenture or alter the provisions, or waive any payment, with respect to the redemption of the Debentures; (c) reduce the rate of or change the time for payment of interest on any Debenture; (d) change the Conversion Price, Share Delivery Deadlines or other material term relating to payments or deliveries made in connection with the exercise of the rights herein; or (e) make any change in the preceding amendment and waiver provisions. No consideration shall be offered or paid to the Holder to amend or consent to a waiver or modification of any provision of this Debenture unless the same consideration is also offered to all of the holders of the Other Debentures. The Holder shall be entitled, at its option, to the benefit of any amendment to any of the Other Debentures.

17.         TRANSFER. This Debenture and any shares of Common Stock issued upon conversion of this Debenture may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 4.1 of the Purchase Agreement.

18.         REISSUANCE OF THIS DEBENTURE.

(a)          Transfer. Subject to the provisions of Section 4.1 of the Purchase Agreement, if this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b)          Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 19(d)) representing the outstanding Principal.

(c)          Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 19(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Debenture, from the Issuance Date.

19.         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture (including, without limitation, compliance with Section 7).

20.         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Debenture, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, financial advisors and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Debenture shall be affected, or limited, by the fact that the purchase price paid for this Debenture was less than the original Principal amount hereof.

21.         CONSTRUCTION; HEADINGS. This Debenture shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture. Terms used in this Debenture but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

22.         FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

23.         DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Conversion Price, the Interest Conversion Price, the Closing Sale Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate or the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) to the other party via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, the Interest Conversion Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price (as the case may be) to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

24.         NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Debenture, unless otherwise provided herein, such notice shall be given in accordance with Section 6.3 of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)          Currency. All dollar amounts referred to in this Debenture are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Debenture shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Debenture, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the initial purchasers of Debentures, shall initially be as set forth on the applicable signature pages to the Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twelve percent (12%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

25.         CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Debenture have been paid in full, this Debenture shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

26.         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture and the Purchase Agreement.

27.         GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE PURCHASE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

28.         JUDGEMENT CURRENCY.

(a)          If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 28 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Debenture, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i)           the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)          the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 28(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b)          If in the case of any proceeding in the court of any jurisdiction referred to in Section 28(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)          Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Debenture.

29.         MAXIMUM PAYMENTS. Without limiting Section 6.11 of the Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

30.         CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

(a)          “Bloomberg” means Bloomberg, L.P.

(b)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)          “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 24. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f)          “Closing Date” shall have the meaning set forth in the Purchase Agreement, which date is the date the Company initially issued Debentures pursuant to the terms of the Purchase Agreement.

(g)          “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h)         “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(i)           “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(j)           “Current Subsidiary” means any Person in which the Company on the Issuance Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries.”

(k)          “Dollar Failure” means, with respect to a particular date of determination, that the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is less than $10,000 per Trading Day.

(l)          “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Capital Market or the Principal Market.

(m)          “Equity Conditions” means: (i) on each day during the period beginning on the later of one month prior to the applicable date of determination and the Effectiveness Deadline, and ending on and including the applicable date of determination either (x) one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale by the Holder of all of the Registrable Securities (which, solely for clarification purposes, includes all shares of Common Stock issuable upon conversion of this Debenture or otherwise pursuant to the terms of this Debenture and upon exercise of the Warrants) in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (y) all Registrable Securities shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Debentures, other issuance of securities with respect to the Debentures and exercise of the Warrants) and no Current Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (ii) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all Registrable Securities) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Debenture on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (2) any Registrable Securities to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Debentures, other issuance of securities with respect to the Debentures and exercise of the Warrants) and no Current Information Failure exists or is continuing; (viii) the Holder shall not be in possession of any material, non-public information provided to it by the Company, any of its affiliates or any of their respective employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document; (x) no Volume Failure, Dollar Failure or Price Failure exists; and (xi) on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default.

(n)          “Equity Conditions Failure” means that on any day during the period commencing ten (10) Trading Days prior to the applicable Interest Notice Date or Mandatory Conversion Notice Date (as the case may be) through the later of the applicable Interest Date or Mandatory Conversion Date (as the case may be) and the date on which the applicable shares of Common Stock are actually delivered to the Holder, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(o)          “Fundamental Transaction” has the meaning set forth in Section 5(a).

(p)          “GAAP” means United States generally accepted accounting principles, consistently applied.

(q)          “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the initial Principal amount of this Debenture on the Closing Date and (ii) the denominator of which is the aggregate principal amount of all Debentures issued to the initial purchasers of Debentures (or their successors and assigns) pursuant to the Purchase Agreement on the Closing Date.

(r)          “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, and (v) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

(s)          “Interest Conversion Price” means, with respect to any Interest Date that price which shall be the lower of (i) the applicable Conversion Price and (ii) the price computed as 90% of the quotient of (I) the sum of the VWAP of the Common Stock for each of the Trading Days during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to such Interest Date, divided by (II) ten (10) (such period, the “Interest Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Interest Measuring Period.

(t)          “Interest Rate” means six percent (6%) per annum, as may be adjusted from time to time in accordance with Section 2.

(u)          “Maturity Date” shall mean April __, 20173; provided, however, the Maturity Date may be extended at the option of the Holder in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default.

(v)         “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(w)         “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(x)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

3 Insert third anniversary of the initial Issuance Date.

(y)          “Permitted Indebtedness” means (i) Indebtedness evidenced by this Debenture and the Other Debentures, (ii) Permitted Senior Indebtedness, (iii) Indebtedness consisting of trade payables incurred in the ordinary course of business, (v) Permitted Subordinated Indebtedness, and (vi) without duplication, other Permitted Indebtedness under (and as defined in) the Loan and Security Agreement referred to in the definition of “Permitted Senior Indebtedness.”

(z)          “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to indebtedness in an aggregate amount not to exceed $50,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a), (viii) any Lien securing Permitted Senior Indebtedness, (ix) any Lien securing Permitted Subordinated Indebtedness, and (x) without duplication, any other Permitted Lien under (and as defined in) the Loan and Security Agreement referred to in the definition of “Permitted Senior Indebtedness.”

(aa)        “Permitted Senior Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Company and/or its Subsidiaries under or in connection with the Loan and Security Agreement dated as of December 3, 2013, between the Company and Hercules Technology Growth Capital, Inc., as amended, modified, supplemented, restated, replaced, or refinanced from time to time; provided, that the principal amount of such Permitted Senior Indebtedness does not exceed $15,000,000 and the terms of such Permitted Senior Indebtedness are not modified except as permitted pursuant to the Subordination Agreement

(bb)       “Permitted Subordinated Indebtedness” means Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Debenture, and the other Debentures as reflected in a written agreement acceptable to the Required Holders, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of twelve percent (12.0%) per annum.

(cc)        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(dd)       “Price Failure” means, with respect to a particular date of determination, that the quotient of (I) the sum of the VWAP of the Common Stock for each Trading Day in the thirty (30) consecutive Trading Day period ending and including the Trading Day immediately preceding such date of determination, divided by (II) thirty (30) is less than $0.02 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions).

(ee)        “Principal Market” means The NASDAQ Global Market.

(ff)         “Redemption Notices” means, collectively, the Event of Default Redemption Notices and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(gg)       “Redemption Premium” means in the case of the Events of Default described in Section 4(a), 110%.

(hh)       “Redemption Prices” means, collectively, Event of Default Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(ii)         “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial Holders of the Debentures relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Debentures or otherwise pursuant to the terms of the Debentures and exercise of the Warrants, as may be amended from time to time.

(jj)          “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(kk)       “Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial Holders of the Debentures pursuant to which the Company issued the Debentures, as may be amended from time to time.

(ll)          “Subscription Date” means April __ 2014.

(mm)      “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(nn)        “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(oo)        “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(pp)        “Volume Failure” means, with respect to a particular date of determination, the average daily volume (as reported on Bloomberg) of the Common Stock on the Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination on any Trading Day during the thirty (30) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is less than 20,000 shares per Trading Day (adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period).

(rr)        “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 24. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(ss)        “Warrants” has the meaning ascribed to such term in the Purchase Agreement, as may be amended from time to time, and shall include all warrants issued in exchange therefor or replacement thereof

31.         DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 31 shall limit any obligations of the Company, or any rights of the Holder, under Section 4.5 of the Purchase Agreement.

32.         SUBORDINATION AGREEMENT. Notwithstanding anything herein to the contrary, to the extent that any provision of the Subordination Agreement conflicts with any provision of this Debenture, including, but not limited to, any provision of this Debenture otherwise requiring the Company to pay any amount in cash to the Holder while the Senior Indebtedness is outstanding, such provision of the Subordination Agreement shall control.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as of the Issuance Date set out above.

BAXANO SURGICAL, INC.
By:

Name:
Title:

EXHIBIT I

BAXANO SURGICAL, INC.
CONVERSION NOTICE

[To be executed by the Holder to exercise the right to convert the Debenture into shares of Common Stock]

To: Baxano Surgical, Inc.

(1)         The undersigned is the Holder of a Debenture in aggregate principal amount of $               (the “Debenture”) issued by Baxano Surgical, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Debenture.

(2)         In accordance with and pursuant to the Debenture, the undersigned hereby elects to convert the Conversion Amount (as defined in the Debenture) of the Debenture indicated below into shares of common stock, par value $0.0001 per share, of the Company, as of the date specified below.

Date of Conversion
Aggregate Principal to be converted
Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of Aggregate Principal and such Aggregate Interest to be converted
AGGREGATE CONVERSION AMOUNT TO BE CONVERTED

Please confirm the following information:

Conversion Price
Number of shares of Common Stock to be issued

Please issue the Common Stock into which the Debenture is being converted in the following name and to the following addressee:

Issued to: ____________________________________

Facsimile Number: ______________________________

Account Number: ______________________________
(if electronic book entry transfer)

Transfer Code Number: __________________________

The undersigned hereby executes and delivery this Conversion Notice as of the date set forth below:

Holder:
By:
Its:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Dated:

ACKNOWLEDGEMENT

      The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated [ ˜ ], 2014, from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company, LLC.

BAXANO SURGICAL, INC.

By:	Name:

Title:

EXHIBIT B

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

BAXANO SURGICAL, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.	Original Issue Date: [ ˜ ], 2014

Baxano Surgical, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, ___________ or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of __________ shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $[ ˜ ] per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through and including 5:30 P.M., New York City time, on _____________ (the “Expiration Date”). The purchase of the Warrant Shares is further subject to the following terms and conditions:

This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated [ ˜ ], 2014, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such Warrants are referred to herein, collectively, as the “Warrants.”

1.            Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.            Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.            Registration of Transfers. Subject to the restrictions on transfer set forth in Section 4.1 of the Purchase Agreement and compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in the Purchase Agreement and (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Sections 3.2(b), (c) and (d) of the Purchase Agreement, to the Company at its address specified in the Purchase Agreement. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 3.

4.            Exercise and Duration of Warrants.

(a)          All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b)          The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed and delivered in accordance with Section 13 hereof, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date on which the Exercise Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” No medallion guarantee (or any other type of guarantee or notarization) or ink-original of any Exercise Notice shall be required for a proper exercise by a Holder of this Warrant. The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Sections 3.2(b), (c) and (d) of the Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Purchase Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such assignee Holder as of the Exercise Date). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder; provided, however, that the Holder shall deliver the original Warrant following the exercise by the Holder for the last of the Warrant Shares as to which such Warrant permits the Holder to purchase, and if the Warrant is not so delivered following such exercise then such exercise shall constitute an agreement by the Holder to deliver the original Warrant to the Company as soon as practicable thereafter. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

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5.            Delivery of Warrant Shares.

(a)         Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date(“Warrant Exercise Date”), provided that payment of the Exercise Price for the Warrant Shares has been made in any manner permitted by Section 10 of this Warrant by the close of the second (2nd) Trading Day after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if the Registration Statement is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without restriction under Rule 144 under the Securities Act (such transferability without restriction to be evidenced by an opinion of counsel reasonably satisfactory to the Company) by Holders who are not affiliates of the Company, in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the volume weighted average price of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

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(b)            If by the close of the third (3rd) Trading Day after the Exercise Date (provided that payment of the Exercise Price for the Warrant Shares has been made in any manner permitted by Section 10 of this Warrant by the close of the second (2nd) Trading Day after the Exercise Date), the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third (3rd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the closing bid price of a share of Common Stock on the Exercise Date.

6.            Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.            Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.            Reservation of Warrant Shares. The Company represents and warrants that on the Original Issue Date, it has duly authorized and reserved, and covenants that it will, at all times during the period in which this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company further covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company represents and warrants that the Warrant Shares, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants, will be issued free and clear of all security interests, claims, liens and other encumbrances other than restrictions imposed by applicable securities laws. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

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9.            Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date immediately before giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

(b)          Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

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(c)          Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”), and the Holder shall no longer have the right to receive Warrant Shares upon exercise of this Warrant. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions of an analogous type to any Fundamental Transaction. Notwithstanding the foregoing, in the event of a Fundamental Transaction that, is (1) a transaction where the consideration paid to the holders of the Common Stock consists of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) a Fundamental Transaction in which the Holder would otherwise be entitled to receive securities of a person or entity not traded on the New York Stock Exchange, the NYSE Amex Equities (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, at the request of the Holder delivered before the sixtieth (60th) day after such Fundamental Transaction, the Company (or the successor entity to the Company) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction. Any Holder that receives cash pursuant to the immediately preceding sentence shall not receive any Alternative Consideration. For purposes hereof, “Black Scholes Value” means the value of the Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of (A) one hundred percent (100%) and (B) the one hundred (100) day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately prior to the announcement of the Fundamental Transaction.

(d)          Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)          Subsequent Issuances

(i) Through and until the one- (1) year anniversary of the Original Issue Date, if the Company shall issue or sell any shares of Common Stock (as actually issued or, pursuant to paragraph (ii) below, deemed to be issued) for a consideration per share less than the Exercise Price in effect immediately prior to such issue or sale, then immediately upon such issue or sale the Exercise Price shall automatically be adjusted to a price equal to the price paid per share in such sale or issue; provided, however, that in no event shall the Exercise Price be adjusted to a price less than $0.50 per share (as the same may be adjusted for any actions described in Sections 9(a) and 9(b) hereof:

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(ii) For the purposes of paragraph (i) above, none of the following issuances shall be considered the issuance or sale of Common Stock:

(A) the issuance of Common Stock upon the conversion of any Convertible Securities outstanding as of the Original Issue Date. “Convertible Securities” shall mean any bonds, debentures, notes or other evidences of indebtedness, and any warrants, shares or any other securities convertible into, exercisable for, or exchangeable for Common Stock, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities;

(B) the issuance of shares of Common Stock (or options to purchase shares of Common Stock) to employees or directors of the Company under a stock plan approved by the Company’s Board of Directors (not including the reissuance of shares repurchased by the Company from employees of the Company);

(C) the sale of shares of Common Stock pursuant to that certain Purchase Agreement, dated December 3, 2013, by and between the Company and Lincoln Park Capital Fund, LLC resulting in aggregate gross proceeds to the Company, after the Original Issuance Date, of up to, but not more than, five million dollars ($5,000,000); and

(D) the issuance of the Debentures or Warrants pursuant to the Purchase Agreement, and the issuance of any Securities upon conversion or exercise of, or payment of interest on, any Debentures or Warrants, as applicable.

(iii) For the purposes of paragraph (i) above, the following subparagraphs (A) to (C), inclusive, shall also be applicable:

(A)         In case at any time the Company shall grant any rights to subscribe for, or any rights or options to purchase, Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share.

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(B)         In case at any time the Company shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this paragraph Section 9(e), no further adjustment of the conversion price shall be made by reason of such issue or sale.

(C)         In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the board of directors.

(f)           Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(g)         Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h)         Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission (as defined in the Purchase Agreement) pursuant to a Current Report on Form 8-K.

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10.           Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if, on any Exercise Date after the Effectiveness Deadline (as defined in that certain Registration Rights Agreement, of even date herewith, by and among the Company and the several Purchasers signatory thereto (the “Registration Rights Agreement”) there is not an effective Registration Statement (as defined in the Registration Rights Agreement) registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is being exercised;

“A” equals the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the Trading Day immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

11.           Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 11 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 11, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. By written notice to the Company, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, the Holder may waive the provisions of this Section 11 (but such waiver will not affect any other holder) to change the beneficial ownership limitation to 9.999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 11 shall continue to apply. Upon such a change by a Holder of the beneficial ownership limitation from such 4.999% limitation to such 9.999% limitation, the beneficial ownership limitation may not be further waived by such Holder.

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12.           No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.           Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a Person for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such Person by two (2) Trading Days’ prior notice to the other Persons in accordance with this Section 13.

14.           Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.          Miscellaneous.

(a)          No Rights as a Stockholder. The Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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(b)          No Impairment.

(i)           Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii)          Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c)          Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and in Section 4.1 of the Purchase Agreement, and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d)          Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of Warrants representing no less than a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding.

(e)          Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)         Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE PURCHASE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

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(g)          Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)          Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

BAXANO SURGICAL, INC.

By:
Name:
Title:

SCHEDULE 1

BAXANO SURGICAL, INC.

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1)         The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Baxano Surgical, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)         The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)         The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4)         If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $___________ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)         Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6)         By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11 of the Warrant to which this notice relates.

Dated:____________________

Name of Holder: ___________________________

By:__________________________________
Name: _______________________________
Title: _______________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

SCHEDULE 2

BAXANO SURGICAL, INC.

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              (the “Transferee”) the right represented by the within Warrant to purchase                  shares of Common Stock of Baxano Surgical, Inc., a Delaware corporation (the “Company”), to which the within Warrant relates and appoints                              attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)          the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(a)(1) of the United States Securities Act of 1933, as amended (the “Securities Act”), or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)          the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)          the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)          the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company and customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated: ________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

Exhibit C

Form of Registration Rights AgreemenT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 11, 2014, by and among Baxano Surgical, Inc., a Delaware corporation (the “Company”), and the several purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof between the Company and each Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

1.          Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 6(d).

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Agreement” has the meaning set forth in the Preamble.

“Alternate Shares” means the Alternate Shares issued pursuant to the Purchase Agreement, if any.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereinafter be reclassified.

“Company” has the meaning set forth in the Preamble.

“Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of the Debentures.

“Debentures” means the subordinated convertible debentures issued by the Company pursuant to the Purchase Agreement.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, the thirtieth (30th) calendar day following the Closing Date (or, in the event the Commission reviews and has written comments to the Initial Registration Statement or the New Registration Statement, the sixtieth (60th) calendar day following the Closing Date); provided, however, that if the Company is notified by the Commission that the Initial Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Event” has the meaning set forth in Section 2(c).

“Event Date” has the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the tenth (10th) calendar day following the Closing Date, provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Interest Shares” means those shares of Common Stock issuable to a Holder as payment for interest pursuant to a Debenture.

“Liquidated Damages” has the meaning set forth in Section 2(c).

“Losses” has the meaning set forth in Section 5(a).

“New Registration Statement” has the meaning set forth in Section 2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Closing Date, shall be the NASDAQ Global Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Registrable Securities” means all of (i) the Conversion Shares, (ii) the Interest Shares, (iii) the Warrant Shares, (iv) the Alternate Shares, and (v) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided, that the Holder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, further, that with respect to a particular Holder, such Holder’s Conversion Shares, Interest Shares, Warrant Shares and Alternate Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Holder shall cease to be a Registrable Security); or (B) becoming eligible for resale by the Holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), including (in each case) the amendments and supplements to such Registration Statements, including pre- and post-effective amendments thereto, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statements” has the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

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“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff, provided that any such oral guidance, comments, requirements, or requests are reduced to writing by the Commission, and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex Equities (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” has the meaning set forth in the Purchase Agreement.

“Warrants” means the Warrants issued pursuant to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants.

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2.           Registration.

(a)          On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Securities as a secondary offering) subject to the provisions of Section 2(e) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) a “Plan of Distribution” section substantially in the form attached hereto as Annex A (which may be modified to respond to comments, if any, provided by the Commission). Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Interpretive Response 612.09 of the Commission’s Securities Act Rules Compliance and Disclosure Interpretations. Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Section 2(c), if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities not acquired pursuant to the Purchase Agreement (whether pursuant to registration rights or otherwise), second by Registrable Securities represented by Alternate Shares (applied, in the case that some Alternate Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Alternate Shares held by such Holders), third by Registrable Securities represented by Interest Shares (applied, in the case that some Interest Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Interest Shares held by such Holders), fourth by Registrable Securities represented by holders of Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders), and fifth by Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Conversion Shares held by such Holders). In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

(b)          The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders or (ii) the date that is one (1) year following the Closing Date (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 P.M. New York City time on a Trading Day. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which date of confirmation shall initially be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 A.M. New York City time on the first Trading Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).

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(c)          If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline or (iii) after its Effective Date, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for any reason (other than due to a change in the “Plan of Distribution” or the inaccuracy of any information regarding the Holders), in each case, for more than an aggregate of twenty (20) consecutive calendar days or twenty-five (25) calendar days (which need not be consecutive days) during any twelve (12) month period (other than as a result of a breach of this Agreement by a Holder or a Holder’s failure to return a Selling Stockholder Questionnaire within the time period provided by Section 2(d) hereof), or (iv) if none of the Initial Registration Statement, the New Registration Statement or a Remainder Registration Statement is effective and the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto), (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and, for purposes of clauses (i), (ii) or (iv), the date on which such Event occurs, or for purposes of clause (iii), the date on which such twenty (20) or twenty-five (25) calendar day period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, (x) within five Business Days after an Event Date relating to a failure in clause (i) only, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to one and one-half percent (1.5%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement (or, in the case of Alternate Shares, such aggregate purchase price shall be deemed to be 10% of such Purchaser’s Subscription Amount) for any Registrable Securities held by such Holder on such Event Date; and (y) on each 30-day anniversary (or pro rata portion thereof) following any Event Date (including, for the avoidance of doubt, a failure in clause (i), in which case each 30-day anniversary shall be measured commencing on the 31st day following such Event Date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to one and one-half percent (1.5%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder. The parties agree that (1) the Company will not be liable for Liquidated Damages under this Agreement with respect to any Warrants or Warrant Shares (prior to their issuance) or any Debentures or Conversion Shares (prior to their issuance) or Interest Shares (prior to their issuance), (2) notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the Effectiveness Deadline) and in no event shall the aggregate amount of Liquidated Damages payable to a Holder exceed, in the aggregate, twelve percent (12.0%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement and (3) in no event shall the Company be liable in any thirty (30) day period for Liquidated Damages under this Agreement in excess of one and one-half percent (1.5%) of the aggregate purchase price paid by the Holders pursuant to the Purchase Agreement. If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of one and one-half percent (1.5%) per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Unless otherwise specified in this Section 2(c), the Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Notwithstanding the foregoing, nothing shall preclude any Holder from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 2(c) in accordance with applicable law. The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the Commission to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 2(c) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Purchaser).

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(d)          Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire not more than five (5) Trading Days following the date of this Agreement. At least ten (10) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder other than the information contained in the Selling Stockholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within three (3) Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 2(d) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(e)          In the event that Form S-3 is not  available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

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3.            Registration Procedures

In connection with the Company's registration obligations hereunder, the Company shall:

(a)          Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), (i) furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Day or one (1) Trading Day period, as the case may be, then the Holder shall be deemed to have consented to and approved the use of such documents) and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any Registration Statement or Prospectus or any amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the five (5) Trading Day or one (1) Trading Day period described above, as applicable.

(b)          (i) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities cease to be Registrable Securities or shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that each Purchaser shall be responsible for the delivery of the Prospectus to the Persons to whom such Purchaser sells any of the Conversion Shares, the Interest Shares, the Warrant Shares or the Alternate Shares (including in accordance with Rule 172 under the Securities Act), and each Purchaser agrees to dispose of Registrable Securities in compliance with the “Plan of Distribution” described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.

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(c)          Notify the Holders (which notice shall, pursuant to clauses (iii) through (v) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(d)          Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e)          If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f)          Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

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(g)          If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(h)          Following the occurrence of any event contemplated by Section 3(c), as promptly as reasonably practicable (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event), prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (v) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial Liquidated Damages otherwise required pursuant to Section 2(c), for a period not to exceed twenty-five (25) calendar days (which need not be consecutive days) in any 12-month period.

(i)          The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the common stock and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

(j)          The Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any such Holder and the Company shall pay the filing fee required for the first such filing within five (5) Business Days of the request therefor.

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4.           Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company in connection with Section 3(j) hereof, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5.           Indemnification.

(a)          Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys' fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose) or (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder that the Prospectus is outdated or defective in accordance with Section 3(c) and prior to the receipt by such Holder of the Advice contemplated and defined in Section 6(d) below, that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected or (C) any such Losses arise out of the Purchaser’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holders.

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(b)          Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based solely upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein or (ii) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), to the extent related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder that the Prospectus is outdated or defective in accordance with Section 3(c) and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)          Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

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An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and such settlement does not include any non-monetary limitation on the actions of any Indemnified Party or any of its affiliates or any admission of fault or liability on behalf of any such Indemnified Party.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d)          Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

6.           Miscellaneous.

(a)          Remedies. Subject to the limitations set forth elsewhere in this Agreement, in the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)          No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except and to the extent specified in the Disclosure Schedules to the Purchase Agreement, or with respect to the Alternate Shares, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities and the Company shall not prior to the initial Effective Date of the Initial Registration Statement enter into any agreement providing any such right to any of its security holders. The Company shall not file with the Commission a registration statement relating to an offering for its own account under the Securities Act of any of its equity securities other than a registration statement on Form S-8 or, in connection with an acquisition, on Form S-4 until the earlier of (i) the date that is thirty (30) days after the Initial Registration Statement or New Registration Statement, as the case may be, is declared effective or (ii) the date that all Registrable Securities are eligible for resale by non-affiliates without volume or manner of sale restrictions under Rule 144 and without the requirement for the company to be in compliance with the current public information requirements under Rule 144. For the avoidance of doubt, the Company shall not be prohibited from preparing and filing with the Commission a registration statement relating to an offering of Common Stock by existing stockholders of the Company under the Securities Act pursuant to the terms of registration rights held by such stockholder or from filing amendments to registration statements filed prior to the date of this Agreement.

(c)          Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(d)          Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(v), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(c).

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(e)          No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(f)          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding no less than a majority of the then outstanding Registrable Securities, provided that any party may give a waiver as to itself. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g)          Notices. Except as otherwise provided in this Agreement, any notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all the Holders of the then outstanding Registrable Securities. Each Holder may assign its respective rights with respect to any or all of its Conversion Shares, Interest Shares, Warrant Shares and/or Alternate Shares hereunder in the manner and to the Persons as permitted under the Purchase Agreement; provided in each case that (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(i)          Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

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(j)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(k)          Cumulative Remedies. Except as provided herein, the remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(l)          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)          Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(n)          Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase the Securities pursuant to the Transaction Documents has been made independently of any other Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BAXANO SURGICAL, INC.

By:
Name: Ken Reali
Title: President and Chief Executive Officer

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

[NAME OF INVESTING ENTITY]

AUTHORIZED SIGNATORY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

Annex A

PLAN OF DISTRIBUTION

We are registering the shares of common stock payable as interest under the subordinated convertible debentures issued to the selling stockholders, issuable upon conversion of the subordinated convertible debentures issued to the selling stockholders and exercise of the warrants issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the subordinated convertible debentures and the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Annex B

BAXANO SURGICAL, INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of Debentures, Warrants and/or shares of the common stock, par value $0.0001 per share of Baxano Surgical, Inc., a Delaware corporation (the “Company”), issued pursuant to a certain Securities Purchase Agreement by and among the Company and the Purchasers named therein, dated as of [ ˜ ], 2014 (the “Purchase Agreement”), understands that the Company intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Purchase Agreement and the Registration Rights Agreement of even date therewith (the “Registration Rights Agreement,” and, together with the Purchase Agreement, the “Agreements”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Agreements (including certain indemnification provisions). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire within three (3) Trading Days following the date of the Agreements (1) will not be named as selling stockholders in the Resale Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item 3, unless otherwise specified in Item 3, pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreements.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone: ____________________________________________________________________________________
Fax: __________________________________________________________________________________________
Contact Person: _________________________________________________________________________________
E-mail address of Contact Person:________________________________________________

3. Beneficial Ownership of Registrable Securities Issuable Pursuant to the Purchase Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Purchase Agreement:

(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐               No ☐

(b)	If yes to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐                No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐             No ☐

Note:	If yes, provide a narrative explanation below:

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐          No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

_________________________________________________________________________________________

_________________________________________________________________________________________

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

_________________________________________________________________________________________

_________________________________________________________________________________________

7. Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

_________________________________________________________________________________________

_________________________________________________________________________________________

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder and pursuant to the Agreements shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation 239.10 of the Commission’s Securities Act Sections Compliance and Disclosure Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling stockholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

David W. Stadinski

345 Park Avenue, Suite 1200

New York, New York 10154

Tel: (212) 284-9572

Fax: (212) 658-9604

Email: david.w.stadinski@pjc.com

Instruction Sheet

(to be read in conjunction with the entire Securities Purchase Agreement and Registration Rights Agreement)

A.	Complete the following items in the Securities Purchase Agreement and/or Registration Rights Agreement:

1.	Provide the information regarding the Purchaser requested on the signature page. The Securities Purchase Agreement and the Registration Rights Agreement must be executed by an individual authorized to bind the Purchaser.

2.	Exhibit D-1 – Accredited Investor Questionnaire:

Provide the information requested by the Accredited Investor Questionnaire

3.	Exhibit D-2 – Securities Questionnaire:

Provide the information requested by the Securities Questionnaire

4.	Annex B to the Registration Rights Agreement — Selling Securityholder Notice and Questionnaire

Provide the information requested by the Selling Securityholder Notice and Questionnaire

5.	Return the signed Securities Purchase Agreement and Registration Rights Agreement to:

David W. Stadinski
Piper Jaffray & Co.

345 Park Avenue, Suite 1200

New York, New York 10154

Tel: (212) 284-9572

Fax: (212) 658-9604

Email: david.w.stadinski@pjc.com

B.	Instructions regarding the transfer of funds for the purchase of Debentures and Warrants are set forth on Exhibit I to the Securities Purchase Agreement.

EXHIBIT D-1

Accredited Investor Questionnaire

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Baxano Surgical, Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the subordinated convertible debentures, shares of common stock, par value $0.0001 per share (the “common stock”), that may be issued upon conversion of such debentures, shares of common stock that may be issued as payment of interest under the debentures, certain warrants and shares of common stock that may be issued upon exercise of such warrants (collectively, the “Securities”), of Baxano Surgical, Inc., a Delaware corporation (the “Corporation”). The Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.           BACKGROUND INFORMATION

Name of Beneficial Owner of the Securities:_____________________________________________

Business Address:________________________________________________________________

(Number and Street)

______________________________________________________________________________

(City)                                      (State)                                                                         (Zip Code)

Telephone Number: (___)__________________________________________________________

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:___________________________________________________________________

State of formation:______________________ Approximate Date of formation: ____________________

Were you formed for the purpose of investing in the securities being offered?

Yes ____               No ____

If an individual:

Residence Address:_______________________________________________________________

(Number and Street)

______________________________________________________________________________

(City)                                      (State)                                                                         (Zip Code)

Telephone Number: (___) __________________________________________________________

Age: __________ Citizenship: ____________ Where registered to vote: _______________

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes ____              No ____

Social Security or Taxpayer Identification No.  ___________________________________________________

PART B.           ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Corporation to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Securities of the Company.

__(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

__(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

__(3)	An insurance company as defined in Section 2(13) of the Securities Act;

__(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

__(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__(6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

__(7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

__(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

__(9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

__(10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Corporation;

___(11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

___(12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

___(13)	An executive officer or director of the Corporation;

___(14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

A.           FOR EXECUTION BY AN INDIVIDUAL:

________________	By
Date
Print Name:

B.           FOR EXECUTION BY AN ENTITY:

Entity Name:

________________	By
Date
Print Name:
Title:

C.           ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

________________	By
Date
Print Name:
Title:

Entity Name:

________________	By
Date
Print Name:
Title:

Exhibit D-2

Securities Questionnaire

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone number and e-mail address of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

Exhibit E

Form of Opinion of Company Counsel

1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. The Company has the requisite corporate power and authority to own, lease and operate its properties and assets, and to conduct its business as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and in subsequent Quarterly Reports on Form 10-Q. The Company has the requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder.

2.	The Company is authorized to transact business as a foreign corporation in the State of North Carolina, and is qualified to transact business and is in good standing as a foreign corporation in the State of California.

3.	As of the date of the Agreement, the Company’s authorized capitalization consisted of (i) 75,000,000 shares of Common Stock, $0.0001 par value per share, [ ˜ ] of which were issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, none of which were issued and outstanding.

4.	The Conversion Shares and Warrant Shares have been duly reserved for issuance by all proper corporate action, duly authorized, and when issued against payment of the purchase price therefor in accordance with the terms of the Debentures and Warrants, as the case may be, will be validly issued, fully paid and nonassessable, and free of any and all liens, charges and preemptive or similar rights contained in the Company’s Certificate of Incorporation, the Company’s Bylaws or, except as described in Annex A hereto, any agreement, note, lease, mortgage deed or other instrument to which the Company is a party or by which the Company is bound that is listed, pursuant to Item 601(b)(10) of Regulation S-K, as a material agreement on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by the Company with the SEC prior to the date hereof (“Material Agreements”).

5.	Except as described in Annex A hereto, all corporate action on the part of the Company necessary for the authorization, execution and delivery of the Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company, the authorization, sale, issuance and delivery of the Securities and the performance by the Company of its obligations under the Agreement, the Registration Rights Agreement, the Debentures and the Warrants has been taken. The Agreement, the Registration Rights Agreement, the Debentures and the Warrants have been validly executed and delivered by the Company and each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.[4]

6.	The execution and delivery by the Company of the Agreement, the Registration Rights Agreement, the Debentures and the Warrants, the performance by the Company of its obligations under the Agreement, the Registration Rights Agreement, the Debentures and the Warrants, and, upon the valid conversion of the Debentures, the issuance of the Conversion Shares, and, upon the valid exercise of the Warrants, the issuance of the Warrant Shares do not and will not, as the case may be, violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, (ii) any Material Agreement, (iii) any applicable law, rule or regulation of the United States or the State of North Carolina known to us to be customarily applicable to transactions of this nature, or the Delaware General Corporation Law or (iv) any decree, judgment or order known to us to be applicable to the Company.

4 In rendering this opinion, counsel may assume, among other things, that the applicable agreements are governed by North Carolina law.

7.	No consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of North Carolina, or any self-regulatory organization is required in connection with the execution and delivery of the Agreement and the Registration Rights Agreement, the offer, sale or issuance of the Securities, or the consummation by the Company of any other transaction contemplated by the Agreement except the filing of a Form D pursuant to Regulation D under the Securities Act of 1933, as amended, notification for listing of additional shares pursuant to the rules and regulations of the NASDAQ Global Market, and except as set forth on Annex A hereto.

8.	Assuming the accuracy of the representations and warranties, and compliance with the agreements, of the Purchasers in the Agreement, the offer, sale and delivery of the Conversion Shares upon conversion of the Debentures, the offer, sale and delivery of the Interest Shares upon payment of interest on the Debentures, and the offer, sale and delivery of the Warrant Shares upon exercise of the Warrants, in each case in accordance with the arrangements relating to offers, sales and deliveries of the Debentures, the Warrants, the Conversion Shares, the Interest Shares and the Warrant Shares contemplated by the Agreement, the Debentures and the Warrants, are not required to be registered under the Securities Act of 1933, as amended.

9.	The Company is not, and, immediately after giving effect to the offering and sale of the Debentures and the Warrants, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10.	To our knowledge, except as described in Annex A hereto, there are no written contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to include any securities of the Company in any registration statement contemplated by Section 2 of the Registration Rights Agreement.

Separate Paragraph after Opinion

In addition, we advise you that, to our knowledge, there is no action, suit or proceeding at law or in equity, or by or before any governmental instrumentality or agency or arbitral body, now pending or overtly threatened against the Company that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agreement or the Registration Rights Agreement.

EXHIBIT F

Form of Irrevocable Transfer Agent Instructions

As of [ ˜ ], 2014

American Stock Transfer & Trust Company, LLC
10150 Mallard Creek Road
Suite 307
Charlotte, North Carolina 28262

Attn: Joan K. Greenfield

Ladies and Gentlemen:

      Reference is made to that certain Securities Purchase Agreement, dated as of [ ˜ ], 2014 (the “Agreement”), by and among Baxano Surgical, Inc., a Delaware corporation (the “Company”), and the purchasers named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders subordinated convertible debentures (the “Debentures”), which are convertible into shares of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”) (such shares, the “Conversion Shares”) and on which the Company may pay interest in shares of Common Stock (the “Interest Shares”), and warrants (the “Warrants”), which are exercisable into shares of Common Stock (the “Warrant Shares”).

      This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any:

(i)         to issue certificates representing shares of Common Stock upon transfer or resale of the Conversion Shares, Interest Shares or Warrant Shares;

(ii)        to issue Conversion Shares upon the conversion of the Debentures to a Holder from time to time upon delivery to you by the Company of a properly completed and duly executed Conversion Notice, in the form attached hereto as Annex I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon together with indication of receipt of the exercise price therefor and direction to you to issue the number of Conversion Shares indicated on the Conversion Notice; and

(ii)        to issue Warrant Shares upon the exercise of the Warrants to a Holder from time to time upon delivery to you by the Company of a properly completed and duly executed Exercise Notice, in the form attached hereto as Annex II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon together with indication of receipt of the exercise price therefor and direction to you to issue the number of Warrant Shares indicated on the Exercise Notice.

You acknowledge and agree that so long as you have received (a) written confirmation from the Company’s legal counsel that either (1) a registration statement covering resales of the Conversion Shares, Interest Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) the Conversion Shares, Interest Shares and the Warrant Shares have been sold in conformity with Rule 144 under the Securities Act (“Rule 144”) or are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and (b) if applicable, a copy of such registration statement, then, unless otherwise required by law, within three (3) Trading Days of your receipt of a notice of transfer, Conversion Shares, Interest Shares, Conversion Notice or the Exercise Notice (such Conversion Notice or Exercise Notice to be delivered by the Company together with its acknowledgment), you shall issue the certificates representing the Conversion Shares, the Interest Shares and/or the Warrant Shares, as the case may be, registered in the names of such Holders or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Conversion Shares, the Interest Shares or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares, Interest Shares and Warrant Shares are not registered for resale under the Securities Act or able to be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, then the certificates for such Conversion Shares, Interest Shares and/or Warrant Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

      A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Conversion Shares, Interest Shares and the Warrant Shares has been declared effective by the Commission under the Securities Act is attached hereto as Annex III.

      Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

      Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

BAXANO SURGICAL, INC.

By:
Name:
Title:

Acknowledged and Agreed:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

Date: _________________, 2014

Annex I

FORM OF CONVERSION NOTICE

[To be executed by the Holder to exercise the right to convert the Debenture into shares of Common Stock]

To: Baxano Surgical, Inc.

(1)         The undersigned is the Holder of a Debenture in aggregate principal amount of $               (the “Debenture”) issued by Baxano Surgical, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Debenture.

(2)         In accordance with and pursuant to the Debenture, the undersigned hereby elects to convert the Conversion Amount (as defined in the Debenture) of the Debenture indicated below into shares of common stock, par value $0.0001 per share, of the Company, as of the date specified below.

Date of Conversion
Aggregate Principal to be converted
Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of Aggregate Principal and such Aggregate Interest to be converted
AGGREGATE CONVERSION AMOUNT TO BE CONVERTED

Please confirm the following information:

Conversion Price
Number of shares of Common Stock to be issued

Please issue the Common Stock into which the Debenture is being converted in the following name and to the following addressee:

Issued to: ___________________________________

Facsimile Number: _____________________________

Account Number: _____________________________
(if electronic book entry transfer)

Transfer Code Number: _________________________

The undersigned hereby executes and delivery this Conversion Notice as of the date set forth below:

Holder:
By:
Its:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Dated:

ACKNOWLEDGEMENT

      The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated [ ˜ ], 2014, from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company, LLC.

BAXANO SURGICAL, INC.

By:
Name:
Title:

ANNEX II

FORM OF EXERCISE NOTICE

[To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrants]

To: Baxano Surgical, Inc.

(1)         The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Baxano Surgical, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)         The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)         The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4)         If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $___________ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)         Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6)         By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11 of the Warrant to which this notice relates.

Dated:____________________

Name of Holder: ___________________________

By:__________________________________
Name: _______________________________
Title: _______________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

ACKNOWLEDGEMENT

      The Company hereby acknowledges this Exercise Notice and receipt of the appropriate exercise price and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated [ ˜ ], 2014, from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company, LLC.

BAXANO SURGICAL, INC.

By:
Name:
Title:

Annex III

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company, LLC
10150 Mallard Creek Road
Suite 307
Charlotte, North Carolina 28262

Attn: Joan K. Greenfield

Re: Baxano Surgical, Inc.

Ladies and Gentlemen:

         We are counsel to Baxano Surgical, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of [ ˜ ], 2014, entered into by and among the Company and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers subordinated convertible debentures (the “Debentures”), which are convertible into shares of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”) (such shares, the “Conversion Shares”) and pursuant to which the Company may pay interest in shares of Common Stock (the “Interest Shares”), and warrants (the “Warrants”), which are exercisable into shares of Common Stock (the “Warrant Shares”). Pursuant to that certain Registration Rights Agreement of even date, the Company agreed to register the resale of the Conversion Shares, Interest Shares, and Warrant Shares (collectively, the “Registrable Securities”), under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                     , 2014, the Company filed a Registration Statement on Form S-3 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names each of the Purchasers as a selling stockholder thereunder.

        In connection with the foregoing, we advise you that a member of the Commission’s staff has advised us by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities Act at ____ [a.m.][p.m.] on __________, 2014, and we have no knowledge, after a review of the Commission’s “Stop Orders” web page, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

      This letter shall serve as our standing notice to you that the Common Stock may be freely transferred by the Purchasers pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Purchasers or the transferees of the Purchasers, as the case may be, as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated __________, 2014, provided at the time of such reissuance, the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities. This letter shall serve as our standing instructions with regard to this matter.

Very truly yours,

SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.

By:

EXHIBIT G

Form of Secretary’s Certificate

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Baxano Surgical, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of [ ˜ ], 2014, by and among the Company and the investors party thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on ___________, 2014. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Ken Reali	Chief Executive Officer	_________________________

Timothy M. Shannon	Chief Financial Officer	_________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ____ day of ________, 2014.

Timothy M. Shannon
Interim Chief Financial Officer, Treasurer and Secretary

I, Ken Reali, President and Chief Executive Officer, hereby certify that Timothy M. Shannon is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Ken Reali
President and Chief Executive Officer

EXHIBIT A

Resolutions

EXHIBIT B

Certificate of Incorporation

EXHIBIT C

Bylaws

EXHIBIT H

Form of Officer’s Certificate

The undersigned, the President and Chief Executive Officer of Baxano Surgical, Inc., a Delaware corporation (the “Company”), pursuant to Section 5.1(i) of the Securities Purchase Agreement, dated as of [ ˜ ], 2014, by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.	The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of __________, 2014.

Ken Reali
President and Chief Executive Officer

EXHIBIT I

INFORMATION FOR ESCROW AGENT/ESCROW ACCOUNT

Legal Name of Purchaser	Purchaser's Taxpayer Identification Number	Purchaser's Country of Origin	Address of Purchaser	Purchaser Investment Amount to be delivered to the Escrow Agent by Purchaser	Wire Instructions for Purchaser

Source of Funds:

☐	Endowments, Grants or Donations
☐	Government Sponsored Development Programs
☐	Holding or Parent Company
☐	Retained Earnings
☐	Venture/Investor Capital
☐	Loans or Debt Financing
☐	Personal or Family Investment
☐	Other (Please identify here): ___________________________

EXHIBIT J

FORM OF LOCK-UP AGREEMENT

_____________, 2014

Piper Jaffray & Co.

800 nicollet Mall, Suite 800

Minneapolis, Minnesota 55402

Re:	Private Placement of Securities

Ladies and Gentlemen:

The undersigned understands that Piper Jaffray & Co. proposes to act as the lead placement agent (the “Placement Agent”), for Baxano Surgical, Inc., a Delaware corporation (the “Company”), in connection with a proposed private placement (the “Offering”) of subordinated convertible debentures (the “Debentures”), which are convertible into shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company and warrants to purchase Common Stock (the “Warrants” and together with the Debentures, the “Securities”), of the Company.

In order to induce the Placement Agent to continue its efforts in connection with the Offering, the undersigned hereby agrees that for a period (the “Lock-Up Period”) of thirty (30) days following the date of effectiveness of the registration statement filed by the Company with the Securities and Exchange Commission in connection with such Offering and registering the resale of the shares of Common Stock issuable upon exercise of the Warrants, upon conversion of the Debentures or shares of Common Stock paid for interest, amortization payments and certain other amounts due under the Debentures, the undersigned will not, without the prior written consent of the Placement Agent, directly or indirectly, (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable for the Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Beneficially Owned Shares, Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any Beneficially Owned Shares, Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing; provided, however, that the obligations under this letter agreement (the “Lock-Up Agreement”) shall not apply to any Securities acquired in connection with the Offering.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of the Placement Agent or (iv) effected pursuant to any exchange of “underwater” options with the Company, (b) the acquisition or exercise of an option or warrant to purchase shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), including the sale of a portion of stock to be issued in connection with such exercise to finance a “cashless” exercise, provided that any such shares issued upon exercise of such option or warrant (or any securities convertible into or exercisable or exchangeable for Common Stock) shall continue to be subject to the applicable provisions of this Lock-Up Agreement, (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof, or (d) the disposition of shares of Common Stock to satisfy any tax withholding obligations upon the vesting of shares of restricted Common Stock held by the undersigned.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  None of the restrictions set forth in this Lock-Up Agreement shall apply to Common Stock acquired in open market transactions. In addition, if the undersigned is a partnership, limited liability company, trust, corporation or similar entity, it may distribute the Common Stock or Beneficially Owned Shares to its partners, members or stockholders; provided, however, that in each such case, prior to any such transfer, each transferee shall execute a duplicate form of this Lock-Up Agreement or execute an agreement, reasonably satisfactory to the Placement Agent, pursuant to which each transferee shall agree to receive and hold such Common Stock or Beneficially Owned Shares subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Beneficially Owned Shares or Common Stock even if such Beneficially Owned Shares or Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Beneficially Owned Shares or Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Beneficially Owned Shares or Common Stock.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned during the Lock-Up Period (as may have been extended pursuant hereto), except in compliance with this Lock-Up Agreement.

The undersigned understands that, if the Securities Purchase Agreement executed by purchasers in connection with the Offering does not become effective, or if the Offering shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or if the Securities Purchase Agreement has not been executed within thirty (30) days of the date hereof, this Lock-Up Agreement shall be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. The undersigned agrees that purchasers of the Securities in the Offering shall be intended third-party beneficiaries of the undersigned’s obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Print Name:

Print Title:

Signature:

EXHIBIT K

List of Directors and Executive Officers
Executing Lock-Up Agreements

Russell Hirsch, M.D., Ph.D.

Jeffrey Fischgrund, M.D.

Paul LaViolette

Roderick A. Young

Mark Stautberg

James Shapiro

David Simpson

Ken Reali

Stephen D. Ainsworth

Frederic C. Feiler, Jr.

Stephanie M. Fitts, Ph.D.

Timothy M. Shannon

Greg D. Slusser

Greg Welsh

Mukesh Ramchandani

Matthew Pickens

EXHIBIT L

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of [●], 2014, by and between Baxano Surgical, Inc., a Delaware corporation (the “Company”), and the stockholder(s) specified on the signature page hereto (collectively, the “Stockholder”).

RECITALS

WHEREAS, the Company has entered into that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of [●], 2014, by and among the purchasers identified on the signature pages attached thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”), providing for, among other things, the sale by the Company, and the purchase by the Purchasers, of Debentures, Conversion Shares, Interest Shares, Warrants, and Warrant Shares (each as defined in the Purchase Agreement and collectively referred to herein as the “Securities”); and

WHEREAS, the Stockholder is a beneficial owner (as defined in Rule l3d-3 under the Securities Exchange Act of 1934, as amended) of outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, which shares exclude shares and derivative securities convertible or exchangeable into Common Stock that do not entitle the beneficial owner to vote at a meeting of the stockholders of the Company (a “Company Stockholder Meeting”); and

WHEREAS, the Stockholder will derive significant value from the consummation of the transactions contemplated by the Purchase Agreement; and

WHEREAS, in consideration of the agreement of the Purchasers to enter into the Purchase Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Stockholder has agreed to vote all of the shares of the Common Stock beneficially owned by the Stockholder at one or more Company Stockholder Meetings in favor of proposals (the “Proposals”) providing for, among other things, (i) the increase of the Company’s authorized shares of Common Stock from 75,000,000 to at least 150,000,000 (the “Share Authorization Approval”), provided that such proposal shall also expressly indicate that a portion of such additional shares shall be used to satisfy the Company’s obligations to issue Conversion Shares and Interest Shares under the Debentures and issue Warrant Shares under the Warrants, for purposes of NASDAQ Listing Rule 5635(d) and (ii) issuance of all of the Securities as described in the Transaction Documents (as defined in the Purchase Agreement) in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval of both of such matters being generally referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”); and

WHEREAS, capitalized terms used herein shall, unless this Agreement or the context requires otherwise, have the same meanings in this Agreement as in the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Voting Provisions.

(a)          Agreement to Vote Shares of the Company’s Common Stock. The Stockholder hereby agrees during the Term (as defined in Section 3 below) of this Agreement to vote or cause to be voted all shares of the Company’s Common Stock owned of record and/or beneficially (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by the Stockholder (the “Shares”), in each case, as of the applicable record date for the Stockholder Meeting(s) (as defined in the Purchase Agreement) in favor of each of the Proposals.

(b)          The Stockholder hereby agrees that the Stockholder shall not enter into any agreement or understanding with any other person the effect of which would be to violate the provisions and agreements contained in this Section 1, provided that the foregoing shall not restrict the Stockholder from selling or otherwise disposing of the Stockholder’s Shares.

2.            Other Proxies Revoked. Each Stockholder represents and warrants that any proxies heretofore given in respect of the Stockholder’s Shares are not irrevocable, and that all such proxies have been or are hereby revoked.

3.            Term of Agreement. The term of this Agreement shall commence on the date of the Company’s execution and delivery of the Purchase Agreement and shall remain in full force and effect until the earlier of (i) the approval by the Company’s stockholders of the Proposals or (ii) the termination of the Purchase Agreement in accordance with its terms. For avoidance of doubt, upon the termination of this Agreement, the parties will have no continuing obligations pursuant to this Agreement.

4.            Representations and Warranties of Each Stockholder. The Stockholder hereby represents and warrants to the Purchasers as follows:

(a)          Authority, etc. The Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Stockholder have been duly authorized by all necessary action on the part of the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(b)          Ownership of Shares. The Stockholder is, as of the date hereof, the beneficial owner of the Shares listed beside the Stockholder’s name on Schedule I attached hereto. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.

(c)          No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity (as defined below) is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable documents to which the Stockholder is a party, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

(d)          No Encumbrances. The Shares listed beside the Stockholder’s name on Schedule I hereto and the certificates representing such Shares are now held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

(e)          Reliance by the Purchasers. The Stockholder understands and acknowledges that the Purchasers and the Company have entered into the Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

5.            Covenants of Each Stockholder. Each Stockholder covenants and agrees that, during the Term, the Stockholder shall not (i) grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into any other voting agreement with respect to any of the Shares or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, disabling or delaying the Stockholder from performing the Stockholder’s obligations under this Agreement.

6.            Miscellaneous.

(a)          Further Assurances. From time to time, at any other party’s written request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(b)          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(c)          Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that a Purchaser may assign and transfer, at its sole discretion, its rights and obligations hereunder to any of its Affiliates.

(d)          Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto.

(e)          Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, e-mail, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as FedEx, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:

At the address set forth next to the Stockholder’s name in Schedule I attached hereto.

If to the Company:

Baxano Surgical, Inc.
110 Horizon Drive, Suite 230
Raleigh, North Carolina 27615
Attention: Ken Reali
Telephone No.: (919) 800-0020
E-mail: ken.reali@baxsurg.com

With a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
150 Fayetteville Street, Suite 2300
Raleigh, North Carolina 27601
Attention: Margaret Rosenfeld
Telephone No.: (919) 821-6714
E-mail: mrosenfeld@smithlaw.com

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(f)          Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(g)          Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

(h)          Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i)          No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(j)          No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person who or which is not a party hereto.

(k)          Governing Law. This Agreement, and the legal relations between the parties hereto, shall be governed and construed in accordance with the laws of the State of Delaware.

(l)          Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER VERBAL OR WRITTEN), OF ANY PARTY.

(m)          Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(n)          Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail delivery of a “.pdf” format data file shall be effective as delivery of a manually executed counterpart of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Company and the Stockholder(s) have caused this Voting Agreement to be duly executed as of the day and year first above written.

BAXANO SURGICAL, INC.

By:
	Name:	Ken Reali
	Title:	President and Chief Executive Officer

NAME OF STOCKHOLDER: ____________________________

By:
Name:
Title:

SCHEDULE I

Name of Stockholder	Number of Shares of the Company’s Common Stock Owned	Notice Address
Prospect Venture Partners III, L.P.	5,340,616	435 Tasso Street, Suite 200 Palo Alto, CA 94301
Three Arch Partners IV, L.P.	3,608,230	3000 Sand Hill Road Building 1, Suite 135 Menlo Park, CA 94025
Three Arch Associates IV, L.P.	79,666	3000 Sand Hill Road Building 1, Suite 135 Menlo Park, CA 94025
Thomas Weisel Healthcare Venture Partners, L.P.	1,029,545	88 Kearny Street, Suite 1800 San Francisco, CA 94108
Kearny Venture Partners, L.P.	1,991,262	88 Kearny Street, Suite 1800 San Francisco, CA 94108
Kearny Venture Partners Entrepreneurs’ Fund, L.P.	40,612	88 Kearny Street, Suite 1800 San Francisco, CA 94108
James Shapiro	615	c/o Kearny Venture Partners 88 Kearny Street, Suite 1800 San Francisco, CA 94108
Ken Reali	24,078	c/o Baxano Surgical, Inc. 110 Horizon Drive, Suite 230 Raleigh, NC 27615
Paul LaViolette	153,846	c/o Baxano Surgical, Inc. 110 Horizon Drive, Suite 230 Raleigh, NC 27615
David Simpson	110,000	c/o Baxano Surgical, Inc. 110 Horizon Drive, Suite 230 Raleigh, NC 27615
Mark Stautberg	27,543	c/o Baxano Surgical, Inc. 110 Horizon Drive, Suite 230 Raleigh, NC 27615
Jeffrey Fischgrund, M.D.	10,964	c/o Baxano Surgical, Inc. 110 Horizon Drive, Suite 230 Raleigh, NC 27615
Stephen D. Ainsworth	20,652	c/o Baxano Surgical, Inc. 110 Horizon Drive, Suite 230 Raleigh, NC 27615
Timothy M. Shannon	18,500	c/o Baxano Surgical, Inc. 110 Horizon Drive, Suite 230 Raleigh, NC 27615
Matthew Pickens	1,733	c/o Baxano Surgical, Inc. 110 Horizon Drive, Suite 230 Raleigh, NC 27615

Schedule 3.1(a)

Subsidiaries

TranS1 GmbH

Schedule 3.1(g)

Capitalization

Authorized Shares

75,000,000 shares of Common Stock, $0.0001 par value per share

5,000,000 shares of Preferred Stock, $0.0001 par value per share (zero shares issued and outstanding)

Capitalization

Total Outstanding Common Stock	47,166,064

Shares reserved for issuance to Lincoln Park Capital Fund, LLC	5,345,694
Shares underlying warrant held by Hercules Technology Growth Capital, Inc. (“Hercules”)	1,176,471
Shares underlying outstanding RSUs granted pursuant to Amended and Restated 2007 Stock Incentive Plan	3,055,997
Shares underlying outstanding options granted pursuant to Amended and Restated 2000 Stock Incentive Plan	307,391
Shares underlying outstanding options granted pursuant to Amended and Restated 2007 Stock Incentive Plan	3,794,886
Shares reserved for issuance pursuant to Amended and Restated 2007 Stock Incentive Plan	749,117
Shares reserved for issuance pursuant to Amended and Restated Employee Stock Purchase Plan	300,516
Total Reserves	14,730,072

Rights to Acquire Shares of Common Stock

In addition to the shares issuable pursuant to the Company’s equity compensation plans and the Hercules warrant listed above, Hercules has the right to participate on the same terms as other participants in certain types of broadly marketed equity financings of the Company in an aggregate amount of up to $1,000,000 pursuant to the Loan and Security Agreement, dated December 3, 2013, between the Company and Hercules. Hercules has effectively waived its participation right through June 4, 2014.

Schedule 3.1(x)

Registration Rights

Pursuant to the Warrant Agreement, dated December 3, 2013, between the Company and Hercules, Hercules holds piggyback registration rights for the shares issuable upon exercise of its warrant with respect to any resale registration statement filed by the Company on behalf of any person other than the Company, Lincoln Park Capital Fund, LLC and affiliates of Lincoln Park Capital Fund, LLC prior to the date Hercules may sell all shares underlying its warrant without restriction pursuant to Rule 144.

Schedule 3.1(qq)

Ranking of Debentures

1.	Indebtedness incurred pursuant to that certain Loan and Security Agreement, dated as of December 3, 2013, by and between the Company and Hercules Technology Growth Capital, Inc., as amended.

2.	Debentures (each being pari passu with the other Debentures)

3.	Reimbursement obligations in respect of three (3) letters of credit issued by Silicon Valley Bank, not exceeding $575,000.

4.	Capital leases and purchase money indebtedness in respect of equipment, not exceeding $250,000.